EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                November 29, 2002

                                 by and between

                              PEOPLES BANCORP INC.

                                       and

                        KENTUCKY BANCSHARES INCORPORATED

                                       -i-
                                TABLE OF CONTENTS

                                                                            Page

ARTICLE ONE -- THE MERGER......................................................2

   1.01. Merger; Surviving Corporation.........................................2
   1.02. Effective Time........................................................2
   1.03. Effects of the Merger.................................................2

ARTICLE TWO -- CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES..................3

   2.01. Conversion of KBI Shares..............................................3
   2.02. Election and Exchange Procedures......................................4
   2.03. KBI Shareholders' Dissenter's Rights..................................9
   2.04. Anti-Dilution Provisions..............................................9
   2.05. Peoples Shares.......................................................10

ARTICLE THREE -- REPRESENTATIONS AND WARRANTIES OF KBI........................10

   3.01. Representations and Warranties of KBI................................10

ARTICLE FOUR -- REPRESENTATIONS AND WARRANTIES OF PEOPLES.....................27

   4.01. Representations and Warranties of Peoples............................27

ARTICLE FIVE -- FURTHER COVENANTS OF KBI......................................31

   5.01. Operation of Business................................................31
   5.02. Notification.........................................................35
   5.03. Shareholder Approval.................................................35
   5.04. Acquisition Proposals................................................36
   5.05. Delivery of Information..............................................36
   5.06. Affiliates Compliance with the Securities Act........................36
   5.07. Takeover Laws........................................................37
   5.08. Cooperation in Bank Merger...........................................37
   5.09. Accounting Policies..................................................37
   5.10. Termination of Employment Agreements.................................37
   5.11. Termination of Plans.................................................37

ARTICLE SIX -- FURTHER COVENANTS OF PEOPLES...................................38

   6.01. Access to Information................................................38
   6.02. Opportunity of Employment; Employee Benefits.........................38
   6.03. Severance Benefit....................................................39
   6.04. Nasdaq Listing.......................................................39
   6.05. Takeover Laws........................................................39
   6.06. Notification.........................................................39
   6.07. Officers' and Directors' Indemnification.............................40

ARTICLE SEVEN -- FURTHER OBLIGATIONS OF THE PARTIES...........................41

   7.01. KBI Stock Options....................................................41
   7.02. Cooperative Action...................................................41
   7.03. Satisfaction of Conditions...........................................41
   7.04. Confidentiality......................................................41
   7.05. Press Releases.......................................................42
   7.06. Registration Statements..............................................42
   7.07. Regulatory Applications..............................................43
   7.08. Supplemental Assurances..............................................44

ARTICLE EIGHT -- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.......44

   8.01. Conditions to the Obligations of Peoples.............................44
   8.02. Conditions to the Obligations of KBI.................................47
   8.03. Mutual Conditions....................................................48

ARTICLE NINE -- CLOSING.......................................................49

   9.01. Closing..............................................................49
   9.02. Closing Transactions Required of Peoples.............................50
   9.03. Closing Transactions Required of KBI.................................50

ARTICLE TEN -- NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS......51

   10.01. Non-Survival of Representations, Warranties and Covenants...........51

ARTICLE ELEVEN -- TERMINATION.................................................51

   11.01. Termination.........................................................51
   11.02. Effect of Termination...............................................53

ARTICLE TWELVE -- MISCELLANEOUS...............................................53

   12.01. Notices.............................................................53
   12.02. Counterparts........................................................54
   12.03. Entire Agreement....................................................54
   12.04. Successors and Assigns..............................................54
   12.05. Captions............................................................55
   12.06. Governing Law.......................................................55
   12.07. Payment of Fees and Expenses........................................55
   12.08. Amendment...........................................................55
   12.09. Waiver..............................................................55
   12.10. Disclosure Schedules................................................55
   12.11. No Third-Party Rights...............................................56
   12.12. Waiver of Jury Trial................................................56
   12.13. Severability........................................................56

                            GLOSSARY OF DEFINED TERMS

         The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Agreement"                                        --       Preamble
"Acquisition Proposal"                             --       Section 5.04
"Aggregate Cash Consideration"                     --       Section 2.01(c)
"Average Share Price"                              --       Section 2.02(b)
"BHC Act"                                          --       Section 3.01(a)
"CERCLA"                                           --       Section 3.01(y)
"Cash Election Shares"                             --       Section 2.02(b)
"Christmas Employment Agreement"                   --       Section 5.10
"Closing Date"                                     --       Section 9.01
"Closing"                                          --       Section 9.01
"Closing Shareholders' Equity"                     --       Section 8.01(h)
"Code"                                             --       Preamble
"Compensation and Benefit Plans"                   --       Section 3.01(s)
"Constituent Corporations"                         --       Preamble
"Consultants"                                      --       Section 3.01(s)
"Costs"                                            --       Section 6.07(a)
"CRA"                                              --       Section 3.01(hh)
"Directors"                                        --       Section 3.01(s)
"DOL"                                              --       Section 3.01(s)
"Election Deadline"                                --       Section 2.02(c)
"Election Form"                                    --       Section 2.02(b)
"Effective Time"                                   --       Section 1.02
"Employees"                                        --       Section 3.01(s)
"Environmental Law"                                --       Section 3.01(y)
"ERISA"                                            --       Section 3.01(s)
"ERISA Affiliate"                                  --       Section 3.01(s)
"ERISA Affiliate Plan"                             --       Section 3.01(s)
"Exchange Act"                                     --       Section 3.01(s)
"Exchange Agent"                                   --       Section 2.02(a)
"Exchange Ratio"                                   --       Section 2.01(b)
"FDIC"                                             --       Section 2.02(f)
"Federal Reserve"                                  --       Section 3.01(k)
"GAAP"                                             --       Section 3.01(f)
"Governmental Authority"                           --       Section 3.01(p)
"Hazardous Substances"                             --       Section 3.01(y)
"Indemnified Party"                                --       Section 6.07(a)
"Insurance Amount"                                 --       Section 6.07(b)
"IRS"                                              --       Section 3.01(l)
"KBCA"                                             --       Section 1.01
"KBI"                                              --       Preamble
"KBI Balance Sheet Date"                           --       Section 3.01(f)
"KBI Certificates"                                 --       Section 2.02
"KBI Disclosure Schedule"                          --       Preamble
"KBI Dissenting Share"                             --       Section 2.03
"KBI Financial Statements"                         --       Section 3.01(f)
"KBI Meeting"                                      --       Section 5.03(b)
"KBI Proxy Statement"                              --       Section 5.03(b)
"KBI Real Properties"                              --       Section 3.01(m)
"KBI Shares"                                       --       Preamble
"KBI Shareholders' Adoption"                       --       Section 11.01(b)
"KBI Stock Option Plan"                            --       Section 3.01(b)
"KBI Stock Options"                                --       Section 3.01(b)
"KBI Voting Debt"                                  --       Section 3.01(b)
"KDFI"                                             --       Section 3.01(k)
"Kentucky Bank"...                                 --       Preamble
"Kentucky Bank 401(k) Plan"                        --       Section 5.01(b)(x)
"Kentucky Bank Pension Plan"                       --       Section 5.01(b)(x)
"Kentucky Bank Real Estate Collateral"             --       Section 3.01(y)
"Loan Assets"                                      --       Section 3.01(i)
"Loan Documentation"                               --       Section 3.01(i)
"material adverse effect"                          --       Section 3.01(a)
"material"                                         --       Section 3.01(a)
"Merger Shares"                                    --       Section 2.01(b)
"Merger"                                           --       Preamble
"No-Election Shares"                               --       Section 2.02(b)
"Officers"                                         --       Section 3.01(s)
"OGCL"                                             --       Section 1.01
"OTS"                                              --       Section 3.01(k)
"PBGC"                                             --       Section 3.01(s)
"PCBs"                                             --       Section 3.01(y)
"Pension Plan"                                     --       Section 3.01(s)
"Peoples"                                          --       Preamble
"Peoples Bank"                                     --       Preamble
"Peoples Disclosure Schedule"                      --       Preamble
"Peoples Financial Statements"                     --       Section 4.01(l)
"Peoples Shares"                                   --       Preamble
"Peoples Stock Option Plans"                       --       Section 4.01(c)
"Per Share Cash Consideration"                     --       Section 2.01(a)
"Per Share Stock Consideration"                    --       Section 2.01(a)
"Proxy Statement/Prospectus"                       --       Section 7.06(a)
"Reallocated Cash Shares"                          --       Section 2.02(d)
"Reallocated Stock Shares"                         --       Section 2.02(d)
"Registration Statement"                           --       Section 7.06(a)
"Regulatory Authorities"                           --       Section 3.01(o)
"Rule 145 Affiliates"                              --       Section 5.06(a)
"S-3"                                              --       Section 7.06(b)
"SEC"                                              --       Section 3.01(c)
"Securities Act"                                   --       Section 3.01(u)
"Stock Election Shares"                            --       Section 2.02(b)
"Subsidiary"                                       --       Section 3.01(c)
"Surviving Corporation"                            --       Section 1.01
"Takeover Laws"                                    --       Section 3.01(z)
"Tax"                                              --       Section 3.01(l)
"Tax Returns"                                      --       Section 3.01(l)
"Updated KBI Disclosure Schedule"                  --       Section 5.02
"VSSP"                                             --       Section 8.01(d)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of November 29, 2002, is made and entered into by and between Peoples Bancorp Inc., an Ohio corporation ("Peoples"), and Kentucky Bancshares Incorporated, a Kentucky corporation ("KBI") (Peoples and KBI are sometimes hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of KBI and Peoples have each determined that it is in the best interests of their respective corporations and shareholders for KBI to merge with and into Peoples (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Boards of Directors of KBI and Peoples have each approved this Agreement and the consummation of the transactions contemplated hereby; and

         WHEREAS, immediately after the Merger, Kentucky Bank & Trust, a Kentucky banking corporation wholly owned by KBI ("Kentucky Bank"), will merge with and into Peoples Bank, National Association, a national banking association wholly owned by Peoples ("Peoples Bank"); and

         WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, KBI will cease to have a separate corporate existence, and shareholders of KBI will receive from Peoples in exchange for their common shares, no par value, of KBI (the "KBI Shares"), (a) a certain amount of cash, or (b) a certain number of common shares, without par value, of Peoples ("Peoples Shares"), or (c) a combination of cash and Peoples Shares, as calculated in accordance with the terms of this Agreement; and

         WHEREAS, it is the intention of KBI and Peoples that the Merger contemplated by this Agreement be accounted for as a purchase; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, KBI has provided to Peoples a schedule disclosing additional information about KBI (the "KBI Disclosure Schedule"), and Peoples has provided to KBI a schedule disclosing additional information about Peoples (the "Peoples Disclosure Schedule");

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, KBI and Peoples, intending to be legally bound hereby, agree as follows:



                                   ARTICLE ONE
                                   THE MERGER

         1.01.  MERGER; SURVIVING CORPORATION

         Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.02), KBI shall merge with and into Peoples in accordance with the General Corporation Law of the State of Ohio (the "OGCL") and the Kentucky Business Corporation Act (the "KBCA"). Peoples shall be the continuing and surviving corporation in the Merger, shall continue to exist under the laws of the State of Ohio, and shall be the only one of the Constituent Corporations to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term "Surviving Corporation" refers to Peoples at and after the Effective Time. As a result of the Merger, the outstanding shares of capital stock and the treasury shares of the Constituent Corporations shall be converted in the manner provided in Article Two.

         1.02.  EFFECTIVE TIME

         The Merger shall become effective at 5:00 p.m. on the date that a certificate of merger is filed with the Secretary of State of the State of Ohio and articles of merger are filed with the Secretary of State of the Commonwealth of Kentucky, unless a later time is agreed to in writing by Peoples and KBI and so specified in the certificate of merger and articles of merger. The date and time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

         1.03.  EFFECTS OF THE MERGER

         At the Effective Time:

          (a)  the  articles  of  Peoples  in  effect  immediately  prior to the
               Effective   Time  shall  be  the   articles   of  the   Surviving
               Corporation;

          (b)  the  regulations  of Peoples in effect  immediately  prior to the
               Effective  Time  shall  be  the   regulations  of  the  Surviving
               Corporation; and

          (c) the authorized number of directors of the Surviving Corporation shall be the authorized number of directors of Peoples immediately prior to the Effective Time. At the Effective Time, each individual who is serving as a director of Peoples immediately prior to the Effective Time shall continue to be a director of the Surviving Corporation and each such individual shall serve as a director of the Surviving Corporation for the balance of the term for which such individual was elected a director of Peoples. Each director of the Surviving Corporation shall serve as such until his or her successor is duly elected and qualified in the manner provided in the articles and regulations of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the articles and regulations of the Surviving Corporation or as otherwise provided by law;

          (d) each individual who is an officer of Peoples immediately prior to the Effective Time shall continue to be an officer of the Surviving Corporation with each such individual to hold the same office in the Surviving Corporation, in accordance with the regulations thereof, as he held in Peoples immediately prior to the Effective Time; and

          (e) the Merger shall have the effects prescribed in the OGCL and the KBCA.


                                   ARTICLE TWO
                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

         2.01.  CONVERSION OF KBI SHARES

         At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) Conversion of Shares. Subject to Sections 2.02, 2.03 and 2.04, each KBI Share issued and outstanding as of the Effective Time (other than KBI Shares to be canceled or converted to treasury shares of the Surviving Corporation in accordance with Section 2.02(d) and KBI Dissenting Shares, as defined in Section 2.03) shall be converted into the right to receive, at the election of the holder thereof:

                    (i) the number of Peoples Shares which is equal to the Exchange Ratio as defined in Section 2.01(b) (the "Per Share Stock Consideration"), or

                    (ii) a cash amount equal to  $2,575.00  (the "Per Share Cash
                         Consideration.

          (b)  Exchange Ratio.

                    (i) The Exchange Ratio shall be equal to $2,575.00 divided by the Average Share Price (as defined in Section 2.01(b)(ii) below) or, expressed as a fraction:

                                    $2,575.00
                           --------------------------
                             the Average Share Price

                    (ii) For  purposes of this  Agreement,  the  "Average  Share
                         Price" shall mean the average of the daily closing price per share of Peoples Shares, as reported on The Nasdaq National Market, for the 30 consecutive trading days ending at the close of business on the day which is five trading days prior to the Effective Time; provided, however, that (A) in the event that the Average Share Price, as calculated pursuant to this
                         Section 2.01(b)(ii), is equal to or greater than $33.00, then the Average Share Price shall be deemed to be $33.00 for the purpose of calculating the Exchange Ratio pursuant to Section 2.01(b)(i) (such that the Exchange Ratio would equal 78.0303 and the aggregate number of Peoples Shares issued to KBI shareholders would not be less than 461,627) and (B) in the event that the Average Share Price, as calculated pursuant to this Section 2.01(b)(ii), is equal to or less than $25.00, then the Average Share Price shall be deemed to be $25.00 for the purpose of calculating the Exchange Ratio pursuant to Section 2.01(b)(i) (such that the Exchange Ratio would be 103.0000 and the aggregate number of Peoples Shares issued to KBI shareholders would not be greater than 609,348).

                    (iii)The Exchange  Ratio shall be subject to  adjustment  in accordance with Section 2.04.

          (c) Aggregate Cash Consideration. For purposes of this Agreement, the "Aggregate Cash Consideration" shall mean 50% of the number of KBI Shares (excluding any KBI Shares owned by KBI (including treasury shares) or Peoples) outstanding at the Effective Time multiplied by $2,575.00.

          (d) Cancellation of Treasury Shares; KBI Shares Owned by Peoples. All KBI Shares held by KBI as treasury shares shall be canceled and retired and shall cease to exist and no Peoples Shares or other consideration shall be delivered in exchange therefor. All KBI Shares, if any, that are beneficially owned by Peoples shall become treasury shares of the Surviving Corporation.

         2.02.  ELECTION AND EXCHANGE PROCEDURES

          (a) Exchange Agent. Peoples will designate Peoples Bank to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure as described in this Section 2.02.

          (b) Election Procedure. No later than five business days following the Effective Time, Peoples shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding KBI Shares (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing KBI Shares shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates in exchange for the consideration set forth in
               Section 2.01(a) deliverable pursuant to this Agreement and (ii) an election form in such form as Peoples and KMI shall mutually agree ("Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Peoples Shares with respect to all such holders KBI Shares, (ii) to elect to receive cash with respect to all such holder's KBI Shares, (iii) to elect to receive cash with respect to some of such holder's KBI Shares and to receive Peoples Shares with respect to such holder's other KBI Shares, or (iv) to indicate that such holder makes no such election with respect to such holder's KBI Shares ("No-Election Shares"). Any KBI Shares with respect to which the holder has elected to receive cash are hereinafter referred to as "Cash Election Shares," and any KBI Shares with respect to which the holder has elected to receive Peoples Shares are hereinafter referred to as "Stock Election Shares." Any KBI Shares with respect to which the holder thereof shall not, as of the Election Deadline (as defined in Section
               2.02(c) below), have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any KBI Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as defined in Section 2.02(d)(ii)(B) below).

          (c) Election Deadline; Revocation or Modification of Election. For purposes of this Agreement, the term "Election Deadline" shall mean 5:00 p.m., Eastern Time, on the 20th day following but not including the date of mailing of the Election Form, or such other date as Peoples and KBI shall mutually agree upon. Any election to receive cash, Peoples Shares or a combination of cash and Peoples Shares shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

          (d) Allocation of Peoples Shares and Cash. The Exchange Agent shall effect the allocation among holders of KBI Shares of rights to receive cash, Peoples Shares, or a combination of cash and Peoples Shares in accordance with the Election Forms as follows:

                  (i) If the number of Cash Election Shares multiplied by the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                           (A)      each of the Cash Election Shares (subject to
                                    Section 2.03 with respect to KBI Dissenting
                                    Shares) will be converted into the right to receive the Per Share Cash Consideration,

                           (B) the Exchange Agent will select first from among the holders of No-Election Shares and then, if necessary, will allocate among the holders of Stock Election Shares (by the method of allocation described in Section 2.02(e)(i) below), a sufficient number of Stock Election Shares ("Reallocated Cash Shares") such that the product of (1) the sum of the number of Cash Election Shares, plus the number of No-Election Shares and Reallocated Cash Shares, multiplied by (2) the Per Share Cash Consideration equals the Aggregate Cash Consideration, and each of the Reallocated Cash Shares shall be converted into the right to receive the Per Share Cash Consideration, and

                           (C) the No-Election Shares and Stock Election Shares which are not Reallocated Cash Shares will be converted into the right to receive the Per Share Stock Consideration.

                  (ii) If the number of Cash Election Shares multiplied by the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then: (A) each of the Stock Election Shares and all No-Election Shares will be converted into the right to receive the Per Share Stock Consideration,

                           (B) the Exchange Agent will allocate among the holders of Cash Election Shares (by the method of allocation described in Section 2.02(e)(ii) below), a sufficient number of Cash Election Shares (excluding any KBI Dissenting Shares) ("Reallocated Stock Shares") such that the product of (1) the number of remaining Cash Election Shares (including KBI Dissenting Shares) multiplied by (2) the Per Share Cash Consideration equals the Aggregate Cash Consideration, and each of the Reallocated Stock Shares shall be converted into the right to receive the Per Share Stock Consideration, and

                           (C)      each of the Cash Election Shares (subject to
                                    Section 2.03 with respect to KBI Dissenting
                                    Shares) which are not Reallocated Stock
                                    Shares will be converted into the right to receive the Per Share Cash Consideration.

                  (iii) If the number of Cash Election Shares (including KBI Dissenting Shares) multiplied by the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Peoples Shares.

         (e) Pro Rata Allocation.

                  (i) In the event that the Exchange Agent is required pursuant to Section 2.02(d)(i)(B) to designate from among all Stock Election Shares the Reallocated Cash Shares to receive cash, each holder of Stock Election Shares shall be allocated a pro rata portion (based on each holder's Stock Election Shares relative to all Stock Election Shares) of the remainder of the total Reallocated Cash Shares less the number of No-Election Shares which are Reallocated Cash Shares.

                  (ii) In the event the Exchange Agent is required pursuant to Section 2.02(d)(ii)(B) to designate from among all holders of Cash Election Shares the Reallocated Stock Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares shall be allocated a pro rata portion (based on each holder's Cash Election Shares relative to all Cash Election Shares) of the total Reallocated Stock Shares (rounded up to the next whole share).

          (f) Deposit with Exchange Agent. At the Effective Time, Peoples shall issue to the Exchange Agent the number of Peoples Shares issuable and the amount of cash payable in the Merger, which shall be held by the Exchange Agent in trust for the holders of KBI Shares and the cash invested only in deposit accounts of a Federal Deposit Insurance Corporation ("FDIC") insured institution, direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). No later than ten days after the Election Deadline, the Exchange agent shall distribute Peoples Shares and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Peoples Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

               (g) Surrender of KBI Certificates. After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of KBI Shares ("KBI Certificate"), who surrenders such KBI Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate representing the full number of Peoples Shares or the amount of cash into which the aggregate number of KBI Shares previously represented by such KBI Certificate surrendered shall have been converted pursuant to this Agreement and, if such holder's KBI Shares have been converted into Peoples Shares, any other distribution theretofore paid with respect to Peoples Shares issuable in the Merger, in each case without interest. The Exchange Agent shall accept such KBI Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each KBI Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of Peoples Shares or the right to receive the amount of cash into which such KBI Shares shall have been converted. After the Effective Time, there shall be no further transfer on the records of KBI of KBI Certificates representing KBI Shares and, if such KBI Certificates are presented to KBI for transfer, they shall be canceled against delivery of certificates for Peoples Shares or cash as hereinabove provided.

               (h) Lost Certificates. If there shall be delivered to the Exchange Agent by any person who is unable to produce any KBI Certificate for KBI Shares for surrender to the Exchange Agent in accordance with this Section 2.02:

                  (i) Evidence to the satisfaction of the Surviving Corporation that such KBI Certificate has been lost, wrongfully taken, or destroyed;

                  (ii) Such security or indemnity as may be requested by the Surviving Corporation to save it harmless (which may include the requirement to obtain a third party bond or surety); and

                  (iii) Evidence to the satisfaction of the Surviving Corporation that such person was the owner of the KBI Shares theretofore represented by each such KBI Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present such KBI Certificate for exchange pursuant to this Agreement;

                    then the Exchange Agent, in the absence of actual notice to it that any KBI Shares theretofore represented by any such KBI Certificate have been acquired by a bona fide purchaser, shall deliver to such person the Peoples Shares (and cash in lieu of fractional Peoples Share interests) that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed KBI Certificate.

                  (i) No Further Ownership Rights in KBI Shares. All cash and Peoples Shares issued upon conversion of KBI Shares in accordance with the terms hereof (including any cash paid pursuant to Section
                           2.02(g) or 2.02(j))  shall be deemed to have  been
                           issued  in  full   satisfaction  of  all  rights
                           pertaining to such KBI Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by KBI on such KBI
                           Shares in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

               (j)  No Fractional Peoples Shares.

                  (i) No certificates or scrip representing fractional Peoples Shares shall be issued upon the surrender for exchange of KBI Certificates evidencing KBI Shares, and such fractional Peoples Share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

                  (ii) Each holder of KBI Shares who would otherwise be entitled to receive a fractional Peoples Share shall receive from the Exchange Agent an amount of cash equal to the product obtained by multiplying (a) the fractional Peoples Share interest to which such holder (after taking into account all KBI Shares held at the Effective Time by such holder) would otherwise be entitled by (b) the Average Share Price. No interest shall be payable with respect to such cash payment.

               (k) Termination of Exchange Fund. Any portion of the Peoples Shares and cash delivered to the Exchange Agent by Peoples pursuant to Section 2.02(f) which remains undistributed to the shareholders of KBI for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of KBI who have not theretofore complied with this Article Two shall thereafter look only to the Surviving Corporation for payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of fractional Peoples Share interest and any dividends or distributions with respect to Peoples Shares, in each case without interest.

               (l) No Liability. None of Peoples, KBI, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of KBI Shares for any payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of fractional Peoples Share interest and any dividends or distributions with respect to Peoples Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (m) Waiver. The Surviving Corporation may from time to time, in the case of one or more persons, waive one or more of the rights provided to it in this Article Two to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

         2.03.  KBI SHAREHOLDERS' DISSENTER'S RIGHTS

          Anything contained in this Agreement or elsewhere to the contrary notwithstanding, if any holder of an outstanding KBI Share shall properly exercise dissenters' rights with respect thereto in accordance with Chapter 271B.13 of the KBCA (a "KBI Dissenting Share"), then:

               (a) Each such KBI Dissenting Share shall nevertheless be deemed to be canceled and extinguished at the Effective Time as provided elsewhere in this Agreement;

               (b) Each person perfecting such dissenter's rights shall thereafter have only such rights (and shall have such obligations) as are provided in Chapter 271B.13 of the KBCA, and the Surviving Corporation shall not be required to deliver any Peoples Shares or cash payments to such person in substitution for each such KBI Dissenting Share in accordance with this Agreement; provided, however, that if any such person shall have failed to perfect or shall withdraw or lose such person's rights under Chapter 271B.13 of the KBCA, each such person's KBI Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Per Share Cash Consideration.

No holder of KBI Dissenting Shares shall be entitled to submit a letter of transmittal, and any letter of transmittal submitted by a holder of KBI Dissenting Shares shall be invalid.

         2.04.  ANTI-DILUTION PROVISIONS

         The Exchange Ratio and the Per Share Stock Consideration shall be subject to appropriate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Peoples Shares shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Peoples' capitalization; provided, however, that nothing contained herein shall require any adjustment to the Exchange Ratio or the Per Share Stock Consideration as a result of the issuance of additional Peoples Shares for consideration. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.

         2.05.  PEOPLES SHARES

         All Peoples Shares, if any, that are owned directly by KBI shall become treasury shares of the Surviving Corporation. Each other Peoples Share issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and unaffected by the Merger. Each Peoples Share held by Peoples in treasury shall continue to be a treasury share of the Surviving Corporation.


                                  ARTICLE THREE
                      REPRESENTATIONS AND WARRANTIES OF KBI

         3.01.  REPRESENTATIONS AND WARRANTIES OF KBI

         KBI hereby represents and warrants to Peoples that:

               (a)  Corporate Status.

                  (i) KBI is a Kentucky corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"); is duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky;
                           and has the full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and, subject to the required adoption of this AgreemenT by the KBI shareholders and the obtaining of appropriate approvals of Governmental Authorities and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. KBI is not qualified to do business in any other jurisdiction or required to be so qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on KBI. Copies of the articles of incorporation and bylaws of KBI and all amendments thereto have been delivered to Peoples by KBI in
                           Section  3.01(a) of the KBI Disclosure Schedule.

                  (ii) Kentucky Bank & Trust ("Kentucky Bank") is the only Subsidiary (as that term is defined in Section 3.01(c)) of KBI. Kentucky Bank is a Kentucky state-chartered Bank; is duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky; and has full corporate power and authority to own its property, and to carry on its business as presently conducted. Kentucky Bank is not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on Kentucky Bank. Copies of the governing instruments of Kentucky Bank and all amendments thereto have been delivered to Peoples in Section 3.01(a) of the KBI Disclosure Schedule.

                  (iii) As used in this Agreement, (A) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole and (B) the term "material adverse effect" means, with respect to an entity, a material adverse effect on the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole or on the ability of such entity to perform without material delay its obligations under this Agreement or consummate the Merger and the other material transactions contemplated by this Agreement.

               (b)  Capitalization of KBI.

                  (i) The authorized capital of KBI consists solely of 15,000 common shares, no par value per share, of which 11,832 KBI Shares are issued and outstanding and 500 KBI Shares are held in treasury by KBI. All outstanding KBI Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All KBI Shares issued have been issued in compliance with all applicable federal and state securities laws. As of the date of this Agreement, 12 KBI Shares were reserved for issuance upon the exercise of outstanding stock options (the "KBI Stock Options") granted under the Kentucky Bancshares Incorporated 1993 Stock Option Plan
                           (the "KBI Stock Option Plan"). KBI has furnished to Peoples a true, complete and correct copy of the KBI Stock Option Plan and a list of all participants therein which identifies the number of KBI Shares subject to KBI Stock Options held by each participant, the exercise price or prices of such KBI Stock Options and the dates each KBI Stock Option was granted, becomes exercisable and expires.

                  (ii) As of the date of this Agreement, except for this Agreement and the KBI Stock Options, there are no options, warrants, calls, rights, commitments or agreements of any character to which KBI is a party or by which it is bound obligating KBI to issue, deliver or sell, or cause to be issued, delivered or sold, any additional KBI Shares or obligating KBI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of KBI to repurchase, redeem or otherwise acquire any KBI Shares except for such obligations arising under the KBI Stock Option Agreement.

                  (iii) Except as disclosed in Section 3.01(b) of the KBI Disclosure Schedule, since December 31, 2001, KBI has not (A) issued or permitted to be issued any KBI Shares, or securities exercisable for or convertible into KBI Shares, other than upon exercise of the KBI Stock Options granted prior to the date hereof under the KBI Stock Option Plan; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through Kentucky Bank or otherwise, any KBI Shares; or (C) declared, set aside, made or paid to the shareholders of KBI dividends or other distributions on the outstanding KBI Shares, other than regular quarterly cash dividends on the KBI Shares at a rate not in excess of the regular quarterly cash dividends most recently declared by KBI prior to the date of this Agreement.

                  (iv) No bonds, debentures, notes or other indebtedness of KBI having the right to vote on any matters on which KBI shareholders may vote ("KBI Voting Debt") are issued or outstanding.

               (c) Subsidiary. Kentucky Bank is the only Subsidiary of KBI. KBI owns of record and beneficially all of the issued and outstanding equity securities of Kentucky Bank. There are no options, warrants, calls, rights, commitments or agreements of any character to which KBI or Kentucky Bank is a party or by which either of them is bound obligating Kentucky Bank to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of Kentucky Bank (other than to KBI) or obligating KBI or Kentucky Bank to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments, understandings or arrangements relating to KBI's rights to vote or to dispose of the equity securities of Kentucky Bank which it owns. All of the equity securities of Kentucky Bank held by KBI are fully paid and non-assessable (except as provided under applicable state banking law) and are owned by KBI free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever. Except as disclosed in Section 3.01(c) of the KBI Disclosure Schedule, KBI does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, other than Kentucky Bank.

                    For purposes of this Agreement, "Subsidiary" has the meaning ascribed to it in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

               (d) Corporate Proceedings. All corporate proceedings of KBI necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case by KBI, have been duly and validly taken, except for the adoption of this Agreement by the holders of at least a majority of the outstanding KBI Shares entitled to vote thereon (which is the only required shareholder vote thereon). The Board of Directors of KBI has recommended adoption of this Agreement by the shareholders of KBI and directed that this Agreement be submitted to the shareholders of KBI for their approval. This Agreement has been validly executed and delivered by duly authorized officers of KBI. The Board of Directors of KBI has received the written opinion of Alex Sheshunoff & Co. to the effect that as of the date hereof, the consideration to be received by the holders of KBI Shares in the Merger is fair to the holders of KBI Shares from a financial point of view.

               (e) Authorized and Effective Agreement. This Agreement constitutes the legal, valid and binding obligation of KBI, enforceable against KBI in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. KBI has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and, subject to the required adoption of this Agreement by the KBI shareholders, the obtaining of appropriate approvals by Regulatory Authorities and Governmental Authorities and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

               (f) Financial Statements of KBI. KBI has furnished to Peoples accurate and complete copies of consolidated financial statements of KBI consisting of (i) consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the two years ended December 31, 2001, including accompanying notes and the report thereon of Smith, Goolsby, Artis & Reams, P.S.C. and (ii) the unaudited consolidated balance sheet as of September 30, 2002 (the "KBI Balance Sheet Date"), the related unaudited consolidated statements of income for the three and nine months ended September 30, 2002 and 2001, of changes in shareholders' equity for the nine months ended September 30, 2002 and 2001, and of cash flows for the nine months ended September 30, 2002 and 2001 (collectively, all of such consolidated financial statements are referred to as the "KBI Financial Statements"). The KBI Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and present fairly, in all material respects, the consolidated financial condition of KBI at the dates, and the consolidated results of operations and cash flows for the periods, stated therein; subject, in the case of the interim statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to KBI and the absence of full footnotes.

               (g)  Absence of Undisclosed  Liabilities.  Except as disclosed in
                    Section 3.01(g) of the KBI Disclosure Schedule, neither KBI nor Kentucky Bank had any debt, obligation, guarantee or liability at the KBI Balance Sheet Date, whether absolute, accrued, contingent or otherwise, that would be required to be reflected on and reserved against in the KBI Financial Statements or in the notes thereto except for debts, obligations, guarantees or liabilities which, individually or in the aggregate, do not exceed $10,000. Except as disclosed in Section 3.01(g) of the KBI Disclosure Schedule, all debts, liabilities, guarantees and obligations of KBI and Kentucky Bank incurred since the KBI Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. Except as disclosed in Section 3.01(g) of the KBI Disclosure Schedule, neither KBI nor Kentucky Bank is in default or breach of any material agreement to which KBI or Kentucky Bank is a party.

               (h) Absence of Changes. Except as set forth in Section 3.01(h) of the KBI Disclosure Schedule, since the KBI Balance Sheet
                    Date: (i) there has not been any material adverse change in the business, operations, assets or financial condition of KBI and Kentucky Bank taken as a whole, and, to the knowledge of KBI, no fact or condition exists which KBI believes will cause such a material adverse change in the future; and (ii) KBI has not taken or permitted any of the actions described in Section 5.01(b) of this Agreement.

               (i) Loan Documentation. To the knowledge of KBI, the documentation ("Loan Documentation") governing or relating to the loan and credit-related assets ("Loan Assets") representing the loan portfolio of Kentucky Bank is legally sufficient for the purposes intended thereby and creates enforceable rights of Kentucky Bank in accordance with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Except as set forth in Section 3.01(i) of the KBI Disclosure Schedule, no debtor under any of the Loan Documentation has asserted any claim or defense with respect to the subject matter thereof. Except as set forth in
                    Section 3.01(i) of the KBI Disclosure Schedule, Kentucky Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or five percent (5%) shareholder of KBI or Kentucky Bank, or any person, corporation or enterprise controlling, controlled by or under common control with either KBI or Kentucky Bank. All loans and extensions of credit that have been made by Kentucky Bank and that are subject either to Sections 22(g) or 22(h) of the Federal Reserve Act, as amended, or to 12 C.F.R. Part 215 (Regulation O), comply therewith.

               (j) Allowance for Loan Losses. Except as set forth in Section 3.01(j) of the KBI Disclosure Schedule, there is no loan which was made by Kentucky Bank and which is reflected as an asset of Kentucky Bank on the KBI Financial Statements that
                    (i) is 90 days or more delinquent, (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss," or (iii) is a loan in any bankruptcy proceeding. The allowance for loan losses reflected on the KBI Financial Statements has been determined in accordance with GAAP and in accordance with all rules and regulations applicable to KBI and Kentucky Bank and is adequate in all material respects. KBI has considered all potential losses known to KBI to the best of its knowledge in establishing the current allowance for loan losses for Kentucky Bank, other than such losses that if incurred would not have a material adverse effect on either KBI or Kentucky Bank.

               (k) Reports and Records. KBI and Kentucky Bank have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Board of Governors of the Federal Reserve System (the
                    "Federal Reserve"), the Kentucky Department of Financial Institutions (the "KDFI"), and the FDIC, except for such reports and records the failure to file or maintain would not reasonably be expected to have a material adverse effect on KBI or Kentucky Bank. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (l) Taxes. Except as set forth in Section 3.01(l) of the KBI Disclosure Schedule, KBI and Kentucky Bank have timely filed all returns, statements, reports and forms (including elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the "Tax Returns") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including any interest, penalties or additions to tax with respect thereto, individually, a "Tax" and, collectively, "Taxes") required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns are and will be true, correct and complete in all material respects. KBI and Kentucky Bank have paid and discharged all Taxes due from them, other than such Taxes that are adequately reserved as shown on the KBI Financial Statements or have arisen in the ordinary course of business since the KBI Balance Sheet Date. Except as set forth in Section 3.01(l) of the KBI Disclosure Schedule, neither the Internal Revenue Service (the "IRS") nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of KBI, is threatening to assert against KBI or Kentucky Bank any deficiency or claim for additional Taxes. There are no unexpired waivers by KBI or Kentucky Bank of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the KBI Financial Statements are adequate for the periods covered. KBI and Kentucky Bank have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of KBI or Kentucky Bank, other than liens for current Taxes not yet due and payable. Neither KBI nor Kentucky Bank has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in Section 3.01(l) of the KBI Disclosure Schedule, or as may be caused by any agreement entered into by Peoples, neither KBI nor Kentucky Bank is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of
                    Section 280G of the Code. Neither KBI nor Kentucky Bank has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which KBI is or was the common parent corporation. No Tax is required to be withheld pursuant to
                    Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

               (m) Property and Title. Section 3.01(m) of the KBI Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by KBI or Kentucky Bank and used in the business of KBI or Kentucky Bank (collectively, the "KBI Real Properties"). The KBI Real Properties constitute all of the real property and interests in real property used in the businesses of KBI and Kentucky Bank. Copies of all leases of real property to which KBI or Kentucky Bank is a party have been provided to Peoples in
                    Section 3.01(m) of the KBI Disclosure Schedule. Such leasehold interests have not been assigned or subleased. All KBI Real Properties which are owned by KBI or Kentucky Bank are free and clear of all mortgages, liens, KBI interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except (i) those set forth in the KBI Financial Statements or Section 3.01(m) of the KBI Disclosure Schedule; (ii) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and
                    (iii) the lien of current taxes not yet due and payable. KBI and Kentucky Bank own, and are in rightful possession of, and have good title to, all of the other assets indicated in the KBI Financial Statements as being owned by KBI or
                    Kentucky Bank, free and clear of any charge, mortgage, pledge, KBI interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except those described in the KBI Financial Statements or Section 3.01(m) of the KBI Disclosure Schedule and except for those assets disposed of in the ordinary course of business consistent with past practices. All of the assets of KBI and Kentucky Bank are in good operating condition, except for normal maintenance and routine repairs, and are adequate to continue to conduct the businesses of KBI and Kentucky Bank as such businesses are presently being conducted.

               (n) Legal Proceedings. Except as set forth in Section 3.01(n) of the KBI Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of KBI and Kentucky Bank, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding (i) against KBI or Kentucky Bank which would have a material adverse effect on KBI; or (ii) against or by KBI or Kentucky Bank which would prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

               (o) Regulatory Matters. Except as disclosed in Section 3.01(o) of the KBI Disclosure Schedule, none of KBI, Kentucky Bank and the respective properties of KBI and Kentucky Bank is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposit (including, without limitation, the Federal Reserve, the KDFI, the SEC and the FDIC) or the supervision or regulation of KBI or Kentucky Bank (collectively, the "Regulatory Authorities"). Neither KBI nor Kentucky Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

               (p) No Conflict. Subject to the required adoption of this Agreement by the shareholders of KBI, receipt of the required approvals of Regulatory Authorities and Governmental Authorities, expiration of applicable regulatory waiting periods, and any required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by KBI do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any administrative agency or commission or other federal, state or local governmental authority or instrumentality (each, a "Governmental Authority") applicable to KBI or Kentucky Bank or any of their respective properties; (B) the articles of incorporation or bylaws of KBI, or the governing documents of Kentucky Bank; (C) any material agreement, indenture or instrument to which KBI or Kentucky Bank is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to KBI or Kentucky Bank; (ii) result in the creation or acceleration of any KBI interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of KBI or Kentucky Bank; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by KBI or Kentucky Bank.

               (q) Brokers, Finders and Others. Except for the fees paid or payable to Alex Sheshunoff & Co., there are no fees or commissions of any sort whatsoever claimed by, or payable by KBI or Kentucky Bank to, any broker, finder, intermediary, attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

               (r) Employment Agreements. Except as disclosed in Section 3.01(r) of the KBI Disclosure Schedule, neither KBI nor Kentucky Bank is a party to any employment, change in control, severance, retention or consulting agreement not terminable at will. Neither KBI nor Kentucky Bank is a party to, bound by or negotiating, any collective bargaining agreement, nor are any of their respective employees represented by any labor union or similar organization. KBI and Kentucky Bank are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither KBI nor Kentucky Bank has engaged in any unfair labor practice.

               (s)  Employee Benefit Plans.

                    (i) Section 3.01(s)(i) of the KBI Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Pension Plans defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, "welfare plans" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by (A) KBI or Kentucky Bank and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants"), officer or former officer (the
                         "Officers"), or director or former director (the "Directors") of KBI or Kentucky Bank participates or to which any such Employees, Consultants, Officers or Directors either participate or are parties or (B) any ERISA Affiliate (as defined below) (collectively, the "Compensation and Benefit Plans"). Neither KBI nor Kentucky Bank has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by this Agreement.

                    (ii) Each  Compensation  and Benefit Plan has been  operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act (as defined in Section 3.01(u)), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under
                         Section 501(a) of the Code) from the IRS, and KBI is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of KBI, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither KBI nor Kentucky Bank has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject KBI or Kentucky Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                  (iii) No liability (other than for payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC") which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by KBI or Kentucky Bank with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate Plan") which is considered one employer with KBI under
                         Section  4001(a)(14) of ERISA or Section 414(b), (c) or
                         (m) of the Code (an "ERISA Affiliate"). None of KBI, Kentucky Bank or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to KBI's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL"), the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

                    (iv) All  contributions  required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which KBI or Kentucky Bank is a party have been timely made or have been reflected on the KBI Financial Statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of KBI, Kentucky Bank or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, KBI to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                    (v) Except as disclosed in Section 3.01(s)(v) of the KBI Disclosure Schedule, neither KBI nor Kentucky Bank has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as disclosed in Section 3.01(s)(v) of the KBI Disclosure Schedule, there has been no communication to Employees by KBI or Kentucky Bank that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                    (vi) KBI and Kentucky Bank do not maintain any  Compensation and Benefit Plans covering foreign Employees.

                   (vii) With respect to each  Compensation and Benefit Plan, if applicable, KBI has provided or made available to Peoples, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts;
                         (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement;
                         (E) most recent summary plan description; (F) forms filed with the PBGC within the past year (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including but not limited to Code Section 401(k) and 401(m) tests).

                  (viii) Except as disclosed on Section  3.01(s)(viii)  of the
                         KBI Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation,
                         (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, or
                         (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                    (ix) Except as disclosed on Section  3.01(s)(ix)  of the KBI
                         Disclosure Schedule, neither KBI nor Kentucky Bank maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                    (x) Except as disclosed on Section 3.01(s)(x) of the KBI Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Peoples, KBI or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of KBI on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (t)  Compliance with Laws. Each of KBI and Kentucky Bank:

                    (i) has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on KBI or Kentucky Bank;

                    (ii) has all permits, licenses,  authorizations,  orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a material adverse effect on KBI or Kentucky Bank; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to KBI's knowledge, no suspension or cancellation of any of them is threatened; and

                   (iii) has received no notification or communication  from any
                         Governmental Authority (A) asserting that KBI or Kentucky Bank is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to KBI's knowledge, do any reasonable grounds for any of the foregoing exist), which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication.

          (u) KBI Information. None of the information supplied or to be supplied by KBI and Kentucky Bank for inclusion in (i) the Registration Statement (as defined in Section 7.06(a) below) will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the S-3 (as defined in
               Section 7.06(b) below) will, at the time each amendment or supplement to the S-3 that contains information concerning KBI and Kentucky Bank is filed with the SEC and at the time the S-3 becomes effective under the Securities Act, contain, as to information concerning KBI and Kentucky Bank, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the KBI Proxy Statement (as that term is defined in Section 5.03(b) below), as of the date such KBI Proxy Statement is mailed to shareholders of KBI and up to and including the date of the meeting of KBI's shareholders to which such KBI Proxy Statement relates, will contain, as to information other than that provided by or pertaining to Peoples, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, in each case, information as of a later date shall be deemed to modify information as of an earlier date.

          (v)  Insurance.

                    (i) Section 3.01(v) of the KBI Disclosure Schedule sets forth all of the insurance policies, binders or bonds maintained by KBI or Kentucky Bank and a description of all claims filed by KBI or Kentucky Bank against the insurers of KBI and Kentucky Bank since December 31, 1999. KBI and Kentucky Bank are insured with reputable insurers against such risks and in such amounts as the management of KBI reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; KBI and Kentucky Bank are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                    (ii) The  deposits  of  Kentucky  Bank  are  insured  up  to applicable limits by the FDIC in accordance with the Federal Deposit Insurance Act, and Kentucky Bank has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

          (w) Governmental and Third-Party Proceedings. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by KBI or Kentucky Bank in connection with the execution, delivery or performance by KBI of this Agreement or the consummation by KBI of the transactions contemplated hereby, except for (A) filings of applications and notices, as applicable, with and the approval of certain federal and state banking authorities, (B) filings with the SEC and state securities authorities, (C) the filing of a certificate of merger with the Ohio Secretary of State and the filing of articles of merger with the Kentucky Secretary of State, and (D) the adoption of this Agreement by the KBI shareholders. As of the date hereof, KBI is not aware of any reason why the approvals set forth in
               Section 7.07 will not be received without the imposition of a condition, restriction or requirement of the type described in
               Section 7.07.

          (x) Contracts. Section 3.01(x) of the KBI Disclosure Schedule sets forth a list, identifying by dates, subject matter and parties, of all contracts, agreements and instruments to which KBI or Kentucky Bank is a party or by which any of them is bound, and which involve the payment by or to KBI or Kentucky Bank of more than $20,000 in connection with the purchase of property or goods or the performance of services or which are not in the ordinary course of their respective businesses. True, complete and correct copies of all such contracts, agreements and instruments have been delivered to Peoples. Neither KBI nor Kentucky Bank, nor any other party thereto, is in default under any such contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (y) Environmental Matters. Except as otherwise disclosed in Section 3.01(y) of the KBI Disclosure Schedule: (i) KBI and Kentucky Bank are and have been at all times in compliance in all material respects with all applicable Environmental Laws (as that term is defined in this Section 3.01(y)), and, to the knowledge of KBI, neither KBI nor Kentucky Bank has engaged in any activity in violation of any applicable Environmental Law; (ii)(A) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or, to the knowledge of KBI, threatened in connection with any of KBI's or Kentucky Bank's activities and any KBI Real Properties or improvements thereon, and (B) to the knowledge of KBI, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened in connection with any real properties in respect of which Kentucky Bank has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the "Kentucky Bank Real Estate Collateral"); (iii) to the knowledge of KBI, no claims at any time have been made or threatened by any third party against KBI or Kentucky Bank, or with respect to the KBI Real Properties or improvements thereon, or the Kentucky Bank Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (as that term is defined in this Section 3.01(y)) which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on KBI or Kentucky Bank; (iv) to the knowledge of KBI, no Hazardous Substances have been integrated into the KBI Real Properties or improvements thereon or any component thereof, or the Kentucky Bank Real Estate Collateral or improvements thereon or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the real property and improvements; (v) to the knowledge of KBI, no portion of the KBI Real Properties or improvements thereon, or the Kentucky Bank Real Estate Collateral or improvements thereon is located within 500 feet of (A) a release of Hazardous Substance which has been reported or is required to be reported under any Environmental Law or (B) the location of any site used, in the past or presently, for the disposal of any Hazardous Substances; and (vi) neither KBI nor Kentucky Bank has knowledge, based upon commercially reasonable inquiry, that (A) any of the KBI Real Properties or improvements thereon, or the Kentucky Bank Real Estate Collateral or improvements thereon has been used for the storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (B) any of the business operations of KBI or Kentucky Bank have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (C) any of the KBI Real Properties or improvements thereon, or the Kentucky Bank Real Estate Collateral or improvements thereon have in the past or presently contain underground storage tanks, friable asbestos materials or PCB-containing equipment.

               For purposes of this Agreement, (i) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended; the Hazardous Materials Transportation Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; the Safe Drinking Water Act, as amended; the Clean Air Act, as amended; the Occupational Safety and Health Act of 1970, as amended; the Hazardous & Solid Waste Amendments Act of 1984, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, as of the date of this Agreement, and (ii) "Hazardous Substances" means, at any time:
               (a) any "hazardous substance" as defined in ss.101(14) of CERCLA or regulations promulgated thereunder; (b) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law as of the date of this Agreement; and (c) friable asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

          (z) Takeover Laws. KBI has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other anti-takeover laws or regulations of any state (collectively, "Takeover Laws") applicable to it, including, without limitation, those of the Commonwealth of Kentucky.

               (aa) Risk  Management  Instruments.  All material  interest  rate swaps, caps, floors, option agreements, mortgage backed securities, futures and forward contracts and other similar risk management arrangements, whether entered into for KBI's own account, or for the account of Kentucky Bank or its respective customers (all of which are listed on the KBI Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of KBI or Kentucky Bank, enforceable in accordance with its terms, and is in full force and effect. Neither KBI nor Kentucky Bank, nor to KBI's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

               (bb) Books and Records. The books and records of KBI and Kentucky
                    Bank have been fully, properly and accurately maintained and have been maintained in accordance with sound business practices. Such books and records fairly reflect the substance of events and transactions included therein.

               (cc) Repurchase   Agreements.   With  respect  to  any  agreement
                    pursuant to which KBI or Kentucky Bank has purchased securities subject to an agreement to repurchase, KBI or Kentucky Bank, as the case may be, has a valid, perfected first lien or KBI interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

               (dd) Disclosure.  No  representation or warranty by KBI contained in this Agreement and no statement contained in any certificate or other document (including the KBI Disclosure Schedule) furnished by KBI to Peoples pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading, in the light of the circumstances under which they were made.

               (ee) Investment  Securities.  Each of KBI and  Kentucky  Bank has
                    good and marketable title to all securities held by it (except securities sold under repurchase agreement or held in any fiduciary or agency capacity), free and clear of any charge, mortgage, pledge, KBI interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any person or persons whatsoever, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practice to secure obligations of KBI or Kentucky Bank. Such securities are valued on the books of KBI in accordance with GAAP.

               (ff) Fiduciary Responsibilities. During the applicable statute of limitations period, (i) Kentucky Bank has properly administered all accounts (if any) for which it acts as a fiduciary or agent, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investor advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, and (ii) to the knowledge of KBI, neither Kentucky Bank nor any Director, Officer or Employee of Kentucky Bank acting on behalf of such Kentucky Bank has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings of each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account. To the knowledge of KBI, there is no investigation or inquiry by any regulatory Authority pending or threatened against or affecting Kentucky Bank relating to the compliance by such Kentucky Bank with sound fiduciary principles and applicable regulations.

               (gg) CRA  Compliance.  Neither KBI nor Kentucky Bank has received any notice of non-compliance with the applicable provisions of the Federal Community Reinvestment Act, as amended ("CRA"), and the regulations promulgated thereunder, and Kentucky Bank received a CRA rating of satisfactory or better in its most recent examination. KBI knows of no fact or circumstance or set of facts or circumstances which would cause KBI or Kentucky Bank to receive any notice of non-compliance with such provisions or cause the CRA rating of KBI or Kentucky Bank to fall below satisfactory.

               (hh) Ownership of Peoples Shares.  As of the date hereof,  except as otherwise disclosed in Section 3.01(hh) of the KBI Disclosure Schedule, neither KBI nor, to the knowledge of KBI, any of its affiliates or associates (as such terms are defined under the Exchange Act), beneficially owns, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Peoples Shares.


                                  ARTICLE FOUR
                    REPRESENTATIONS AND WARRANTIES OF PEOPLES

         4.01.  REPRESENTATIONS AND WARRANTIES OF PEOPLES

         Peoples hereby warrants and represents to KBI that:

          (a) Corporate Status. Peoples is an Ohio corporation and a bank holding company registered under the BHC Act; is duly organized, validly existing and in good standing under the laws of the State of Ohio; and has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and, subject to the obtaining of appropriate approvals of Governmental Authorities and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement.

          (b) Corporate Proceedings. All corporate proceedings of Peoples necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, in each case by Peoples, have been duly and validly taken. This Agreement has been validly executed and delivered by duly authorized officers of Peoples.

          (c)  Capitalization of Peoples.

               (i) As of the date of this Agreement, the authorized capital stock of Peoples consists only of 12,000,000 common shares, without par value, of which 7,921,327 shares are issued and outstanding and 58,898 shares are held in treasury by Peoples. The outstanding Peoples Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. As of the date of this Agreement, 594,310 Peoples Shares were reserved for issuance upon the exercise of outstanding stock options granted under Peoples' stock option plans (the "Peoples Stock Option Plans") and 454,763 Peoples Shares were available for future grants of stock options under the Peoples Stock Option Plans. As of the date of this Agreement, except for the Merger Shares issuable pursuant to this Agreement and as disclosed in Section 4.01(c) of the Peoples Disclosure
                    Schedule, Peoples has no other commitment or obligation to issue, deliver or sell any Peoples Shares.

               (ii) The Peoples  Shares to be issued in exchange  for KBI Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

          (d) Authorized and Effective Agreement. This Agreement constitutes the legal, valid and binding obligation of Peoples, enforceable against Peoples in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' right generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Peoples has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and, subject to the satisfaction of the requirements referred to in Section 4.01(i) and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

          (e) No Conflict. Subject to the satisfaction of the requirements referred to in Section 4.01(i) and the expiration of applicable regulatory waiting periods, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by Peoples do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of:
               (A) any  federal,  state or  local  law,  regulation,  ordinance, order, rule or administrative ruling of any Governmental Authority applicable to Peoples or any of its properties; (B) the articles or regulations of Peoples; (C) any material agreement, indenture or instrument to which Peoples is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Peoples; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Peoples; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Peoples.

          (f) Takeover Laws. Peoples has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Peoples.

          (g) SEC Filings. The Peoples Shares are registered with the SEC pursuant to Section 12(b) of the Exchange Act. Peoples has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Exchange Act, except for any reports or proxy materials the failure to file which would not have a material adverse effect upon Peoples and its Subsidiaries taken as a whole. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (h) Brokers, Finders and Others. Except for fees paid or payable to RBC Dain Rausher Inc., there are no fees or commissions of any sort whatsoever claimed by, or payable by Peoples to, any broker, finder, intermediary, attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

          (i) Governmental and Third-Party Proceedings. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Peoples in connection with the execution, delivery or performance by Peoples of this Agreement or the consummation by Peoples of the transactions contemplated hereby, except for (A) filings of applications or notices, as applicable, with and the approval of certain federal and state banking authorities, (B) filings with the SEC and state securities authorities, (C) the filing of a certificate of merger with the Ohio Secretary of State and the filing of articles of merger with the Kentucky Secretary of State and (E) receipt of the approvals set forth in Section 7.09. As of the date hereof, Peoples is not aware of any reason why the approvals set forth in
               Section 7.07 will not be received without the imposition of a condition, restriction or requirement of the type described in
               Section 7.07.

          (j) Peoples Information. None of the information relating to Peoples and its Subsidiaries to be contained in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, in each case, information as of a later date shall be deemed to modify information as of an earlier date. All information about Peoples and its Subsidiaries included in the Registration Statement will be deemed to have been supplied by Peoples.

          (k) Deposit Insurance. The deposits of Peoples Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act and Peoples Bank has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

          (l) Financial Statements of Peoples. Peoples has made available to KBI accurate and complete copies of consolidated financial statements of Peoples consisting of (i) consolidated balance sheets  as of  December  31,  2001  and  2000,  and  the  related consolidated statements of income, changes in shareholders' equity and cash flows for the two years ended December 31, 2001, including accompanying notes and the report thereon of Ernst & Young LLP and (ii) the unaudited consolidated balance sheet as of September 30, 2002, the related unaudited consolidated statements of income for the three and nine months ended September 30, 2002 and 2001, of changes in shareholders' equity for the nine months ended September 30, 2002 and 2001, and of cash flows for the nine months ended September 30, 2002 and 2001 (collectively, all of such consolidated financial statements are referred to as the "Peoples Financial Statements"). The Peoples Financial Statements were prepared in accordance with GAAP applied on a consistent basis and present fairly, in all material respects, the consolidated financial condition of Peoples at the dates, and the consolidated results of operations and cash flows for the periods, stated therein; subject, in the case of the interim statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Peoples and the absence of full footnotes.

          (m) Litigation. There is no material private or governmental suit, claim, action, investigation or proceeding pending, nor to People's knowledge threatened, against Peoples or its Subsidiaries or against any of their directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of Peoples or its Subsidiaries. There are no judgments, decrees, stipulations or orders against Peoples enjoining it or any of its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area of Peoples or its Subsidiaries. To the knowledge of Peoples, neither Peoples nor any of its  Subsidiaries  is a party to any  pending  or,  to the knowledge of any of its officers, threatened legal, administrative or other claim, action, suit, investigation, arbitration or proceeding challenging the validity or propriety of any of the transactions contemplated by this Agreement.

          (n) Undisclosed Liabilities. Except as set forth in Section 4.01(n) of the Peoples Disclosure Schedule, neither Peoples nor any of its Subsidiaries has any liabilities or obligations, either accrued or contingent, that are material to it and that have not been: (a) reflected or disclosed in the Peoples Financial Statements or (b) incurred subsequent to December 31, 2001 in the ordinary course of business. Peoples knows of no basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any Governmental Entity) that is likely to result in or cause a material adverse change in the business, prospects, financial condition or results of operations of Peoples that is not fairly reflected in the Peoples Financial Statements or otherwise disclosed in this Agreement.

          (o) Regulatory Approvals. To the knowledge of Peoples, except as described in Section 4.01(o) of the Peoples Disclosure Schedule, Peoples has no reason to believe that all required approvals from any Governmental Entity of any application to consummate the transactions contemplated by this Agreement would not be received without the imposition of a materially burdensome condition in connection with the approval of any such application.

          (p) Community Reinvestment Act. People's bank subsidiary received a rating of "satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act.


                                  ARTICLE FIVE
                            FURTHER COVENANTS OF KBI

         5.01.  OPERATION OF BUSINESS

         KBI covenants with Peoples that throughout the period from the date of this Agreement to and including the Closing:

          (a) Conduct of Business. KBI's business, and the business of Kentucky Bank, will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Peoples, KBI shall not, and shall cause Kentucky Bank not to, (i) take any action which would be inconsistent with any representation or warranty of KBI set forth in this Agreement or which would cause a breach of any such representation or warranty if made at or immediately following such action; or (ii) engage in any lending activities other than in the ordinary course of business consistent with past practice. To the extent permitted under applicable law or regulation, KBI shall send to Peoples via facsimile transmission a copy of all loan presentations made to the Board of Directors and/or the loan committee of KBI or Kentucky Bank at the same time as such presentations are transmitted to such Board and/or loan committee and all other proposals for each loan to an Officer or Director of KBI or Kentucky Bank, each secured loan in excess of $200,000, and each unsecured loan in excess of $100,000. KBI and Kentucky Bank shall consult with Peoples prior to (x) hiring any full-time officer, other than replacement employees for positions then existing and
               (y) purchasing any investment securities.

          (b) Changes in Business and Capital Structure. Except as provided for by this Agreement, or as otherwise approved expressly in writing by Peoples (which approval will not be unreasonably withheld or delayed), KBI will not, and will cause Kentucky Bank not to:

               (i) sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of the assets of KBI or Kentucky Bank, tangible or intangible, except in the ordinary course of business for full and fair consideration actually received;

               (ii) make  any  capital   expenditure  or  capital  additions  or
                    betterments which individually exceed $15,000;

              (iii) become  bound  by,  enter  into,  or  perform  any  material contract, commitment or transaction which is other than in the ordinary course of its business or which would cause or result in its being unable to perform its obligations under this Agreement;

               (iv) declare,  pay or set aside for payment any dividends or make
                    any   distributions   on  its  capital   shares  issued  and
                    outstanding, except:

                    (A) payment of KBI's regular quarterly cash dividend on or about January 1, 2003 in the amount of $15 per share, and

                    (B) payment of KBI's regular quarterly cash dividend on or about April 1, 2003 in the amount of $15 per share;

                (v) purchase,  redeem,  retire or  otherwise  acquire any of its capital shares;

               (vi) issue or grant  any  option or right to  acquire  any of its capital shares or any Voting Debt or effect, directly or indirectly, any share split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

              (vii) amend its articles of incorporation,  constitution, articles of association, bylaws, regulations or other governing documents;

             (viii) merge or  consolidate  with any other  person or otherwise reorganize except for the Merger;

               (ix) acquire (other than by way of  foreclosures  or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity;

                (x) enter  into,   establish,   adopt  or  amend  any   pension,
                    retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Director, Officer or Employee of KBI or Kentucky Bank; provided, however, that KBI may (A) take such actions in order to satisfy either applicable law or contractual obligations existing as of the date hereof and disclosed in the KBI Disclosure Schedule or regular annual renewals of insurance contracts; (B) take such actions to cause the exercise or cancellation of all KBI Stock Options in accordance with Section 7.01 of this Agreement; (C) terminate or amend each employment, consulting, severance, retention and change in control agreement listed on Section 3.01(r) of the KBI Disclosure Schedule in accordance with
                    Section 5.10 of this Agreement; and (D) terminate the Kentucky Bank & Trust Money Purchase Pension Plan (the "Kentucky Bank Pension Plan") and the Kentucky Bank & Trust 401(k) Profit Sharing Plan (the "Kentucky Bank 401(k) Plan") in accordance with Section 5.11 of this Agreement;

               (xi) except  for the  advance  payment  to  Sandra  Tilton of the retention benefit under her contract with Kentucky Bank in the amount of $55,000, and the payment of employee bonuses not exceeding $45,000 in the aggregate which may be allocated at the discretion of KBI's Board of Directors, make or pay any general wage or salary increase or bonus, other than normal pay increases consistent with past practices, or enter into or amend or renew any employment, consulting, severance, retention, change in control or similar agreements or arrangements with any Officer, Director or Employee, except, in each case, for changes which are required by this Agreement or as otherwise agreed to in writing by Peoples;

              (xii) enter  into or  terminate  any  contract,  other than a loan contract, requiring the payment or receipt of $15,000 or more in any 12-month period or amend or modify in any material respect any of its existing material contracts;

             (xiii) incur any  indebtedness  for money  borrowed  or incur any material obligation or liability other than in the ordinary course of business;

              (xiv) implement or adopt any change in its accounting  principles, practices or methods, other than as may be required by GAAP;

               (xv) waive or cancel  any  right of  material  value or  material debts, except in the ordinary course of business consistent with past practices;

              (xvi) take  any  action  that  would  result  in  (A)  any  of its representations or warranties contained in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article Eight not being satisfied or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation;

             (xvii) cause any material adverse change in the amount or general composition of deposit liabilities;

            (xviii) make any  material  investment  (except  in the  ordinary course of business); or

              (xix) enter into any agreement to do any of the foregoing.

          (c) Maintenance of Property. KBI and Kentucky Bank will use their commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

          (d) Performance of Obligations. KBI and Kentucky Bank will perform all of their obligations under all agreements relating to or affecting their respective properties, rights and businesses, except where nonperformance would not have a material adverse effect on KBI or Kentucky Bank.

          (e) Maintenance of Business Organization. KBI will, and will cause Kentucky Bank to, use their commercially reasonable efforts to maintain and preserve their respective business organizations intact; to retain present key Employees; and to maintain the respective relationships of customers, suppliers and others having business relationships with them. KBI will not, and will cause Kentucky Bank not to, take any action or omit to take any action which would terminate or enable any Employee of KBI or Kentucky Bank to terminate his employment or employment agreement without cause and continue thereafter to receive compensation.

          (f) Insurance. KBI and Kentucky Bank will maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them at the KBI Balance Sheet Date, and upon the renewal or termination of such insurance, KBI and Kentucky Bank will use commercially reasonable best efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained by them at the Balance Sheet Date.

          (g) Access to Information. KBI will, and will cause Kentucky Bank to, take all action necessary to (i) afford the officers and designated representatives of Peoples full access during normal business hours upon reasonable notice to all of KBI's and Kentucky Bank's respective properties and, to the extent KBI or Kentucky Bank has or may provide such access, to the Kentucky Bank Real Estate Collateral (including for purposes of inspection and investigation for soil and groundwater tests), books, records, Tax Returns and reports, financial statements, contracts and commitments, and any work papers relating to any of the foregoing; (ii) furnish to Peoples any and all documents, copies of documents, and information (A) concerning compliance and/or noncompliance with Environmental Laws and with respect to the past, present or suspected future presence of Hazardous Substances on the KBI Real Properties and the Kentucky Bank Real Estate Collateral, including but not limited to environmental audit and Phase I reports, and (B) concerning KBI's and Kentucky Bank's affairs as Peoples may reasonably request; (iii) afford full access to Peoples to KBI's and Kentucky Bank's Officers, Directors, Employees and agents in order that Peoples may have full opportunity to make such investigation as it shall desire to make of the business and affairs of KBI and Kentucky Bank; and
               (iv) authorize Peoples's representatives to inquire of government agencies, and inspect the files of those agencies, with respect to the environment conditions on and about the KBI Real Properties and the Kentucky Bank Real Estate Collateral. During the period from the date of this Agreement to the Effective Time, KBI shall promptly furnish Peoples with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

          (h) Payment of Taxes. KBI shall, and shall cause Kentucky Bank to, timely file all Tax Returns required to be filed on or before the Closing Date, and pay any Tax shown on such Tax Returns to be due.

          (i) Risk Management. Except as required by applicable law or regulation, neither KBI nor Kentucky Bank shall (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risks; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

         5.02.  NOTIFICATION

         Between the date of this Agreement and the Closing Date, KBI will promptly notify Peoples in writing if KBI becomes aware of any fact or condition that (a) causes or constitutes a breach of any of KBI's representations and warranties or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the KBI Disclosure Schedule, KBI will promptly deliver to Peoples a supplement to the KBI Disclosure Schedule specifying such change ("Updated KBI Disclosure Schedule"); provided, however, that no disclosure of such change in the Updated KBI Disclosure Schedule shall be deemed to constitute a cure of any breach of any representation or warranty made by KBI pursuant to this Agreement unless consented to in writing by Peoples. During the same period, KBI will promptly notify Peoples of (i) the occurrence of any breach of any of KBI's covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to KBI, to result in a material adverse effect with respect to KBI. In addition, if at any time prior to the Effective Time, any event or circumstance relating to KBI or any of its Officers or Directors should be discovered which should be set forth in an amendment to the Registration Statement or a supplement to the KBI Proxy Statement, KBI shall promptly inform Peoples.

         5.03.  SHAREHOLDER APPROVAL

         KBI covenants that:

          (a) The Board of Directors of KBI will recommend the adoption of this Agreement and the approval of the transactions contemplated hereby to the shareholders of KBI, subject to that Board's fiduciary obligations under Kentucky law, as determined in good faith after consultation with and based upon advice of independent legal counsel.

          (b) KBI will call a meeting of its shareholders (the "KBI Meeting") to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of adopting this Agreement and approving the transactions contemplated hereby and will, subject to the provisions of Sections 5.03(a) and 5.04, use its best efforts to effect such adoption and approval. KBI will prepare appropriate proxy solicitation materials in respect of the KBI Meeting ("KBI Proxy Statement").

         5.04.  ACQUISITION PROPOSALS

         From and after the date hereof, KBI will not, directly or indirectly, through any of its Officers, Directors, Employees, agents or advisors, (i) solicit or initiate or knowingly encourage, including by means of furnishing information, any proposals, offers or inquiries from any person relating to any acquisition or purchase of 10% or more of the outstanding shares of any class of voting securities of, or 10% or more of the assets or deposits of, KBI or Kentucky Bank, or any merger, tender or exchange offer, consolidation or business combination involving, KBI or Kentucky Bank (an "Acquisition Proposal") or (ii) unless the Board of directors of KBI determines in good faith that such action is required for that Board to fulfill the Board's fiduciary duties and obligations to the KBI shareholders under Kentucky law as advised by counsel to KBI and KBI gives prior notice to Peoples of such action (in which event KBI may furnish information), engage in negotiations with or disclose any nonpublic information relating to KBI or Kentucky Bank or afford access to the KBI Real Properties, or the books or records of KBI or Kentucky Bank to any person that may be considering or has made an Acquisition Proposal. KBI shall promptly (within 24 hours) notify Peoples, orally and in writing, if any such proposal, offer, inquiry or contact is made and shall, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact. KBI shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Peoples with respect to any Acquisition Proposal and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal.

         5.05.  DELIVERY OF INFORMATION

         KBI shall furnish to Peoples promptly after such documents are available: (i) all reports, proxy statements or other communications by KBI to its shareholders generally; and (ii) all press releases relating to any transactions.

         5.06.  AFFILIATES COMPLIANCE WITH THE SECURITIES ACT

          (a) In the KBI Disclosure Schedule and no later than the 15th day prior to the mailing of the KBI Proxy Statement, KBI shall deliver to Peoples a schedule of all persons whom KBI reasonably believes are, or are likely to be, as of the date of the KBI Meeting, deemed to be "affiliates" of KBI as that term is used in Rule 145 under the Securities Act and/or Accounting Series Releases 130 and 135, as amended, of the SEC (the "Rule 145 Affiliates"). Thereafter and until the Effective Time, KBI shall identify to Peoples each additional person whom KBI reasonably believes to have thereafter become a Rule 145 Affiliate.

          (b) KBI shall use its diligent efforts to cause each person who is identified as a Rule 145 Affiliate pursuant to Section 5.06(a) above (who has not executed and delivered the same concurrently with the execution of this Agreement) to execute and deliver to Peoples on or before the date of mailing of the KBI Proxy Statement, a written agreement, substantially in the form of Exhibit A attached hereto.

         5.07.  TAKEOVER LAWS

         KBI shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement and the Merger from the requirements of any Takeover Law and from any provisions under its articles of incorporation and bylaws, as applicable, by action of the Board of Directors of KBI or otherwise, and (b) assist in any challenge by Peoples to the validity, or applicability to the Merger, of any Takeover Law.

         5.08.  COOPERATION IN BANK MERGER

         KBI will cooperate with Peoples and take all actions reasonably requested by Peoples to assist Peoples in securing all required regulatory approvals to merge Kentucky Bank with and into Peoples Bank and to take such corporate actions as are necessary or desirable to implement such merger, provided such actions shall be conditioned upon consummation of the Merger.

         5.09.  ACCOUNTING POLICIES

         After the shareholders of KBI have approved the Merger and after receipt of necessary regulatory approvals, on or before the Effective Time and at the request of Peoples, KBI shall promptly establish and take such reserves and accruals to conform KBI's and/or Kentucky Bank's loan, accrual and reserve policies to Peoples Bank's policies; KBI shall promptly establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write down of various assets and other appropriate accounting adjustments; and KBI shall promptly recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, to the extent permitted by law and consistent with GAAP and with the fiduciary duties of the Officers and Directors of KBI.

         5.10.  TERMINATION OF EMPLOYMENT AGREEMENTS

         Except for the Second Amended and Restated Employment Agreement, dated as of July 12, 1991, between C. Ronald Christmas and Kentucky Bank, as amended by the First Amendment dated as of November 1, 1993, the Second Amendment dated as of May 11, 1995, and the Third Amendment dated as of the date hereof (the "Christmas Employment Agreement"), each employment, consulting, severance, retention and change in control agreement listed on Section 3.01(r) of the KBI Disclosure Schedule shall be terminated or amended prior to Closing in a manner satisfactory to Peoples.

         5.11.  TERMINATION OF PLANS

         KBI shall cause the Kentucky Bank 401(k) Plan and the Kentucky Bank Pension Plan to be terminated prior to the Effective Time with benefit distributions deferred until the IRS issues a favorable determination with respect to such plan's tax-qualified status upon termination, and KBI and Peoples shall cooperate in good faith to apply for such approval and to agree upon associated plan termination amendments that shall, among other things, provide for the application of all assets of a terminating plan for its participants, and allow plan participants not only to receive lump-sum distributions of their benefits but also to roll over those benefits to the pension and 401(k) plans maintained for employees of Peoples and its Subsidiaries;


                                   ARTICLE SIX
                          FURTHER COVENANTS OF PEOPLES

         6.01.  ACCESS TO INFORMATION

         Peoples shall furnish to KBI promptly after such documents are available: (i) all reports, proxy statements or other communications by Peoples to its shareholders generally; and (ii) all press releases relating to any transactions.

         6.02.  OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS

         The existing Employees of KBI and Kentucky Bank shall have the opportunity to continue as employees of Peoples or one of its Subsidiaries, at the Effective Time; subject, however, to the right of Peoples and its Subsidiaries to terminate any such employees "at will." It is understood and agreed that nothing in this Section 6.02 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision. Except for the Kentucky Bank 401(k) Plan and the Kentucky Bank Pension Plan, which plans shall be terminated prior to the Effective Time pursuant to Section 5.11, Peoples shall exert its commercially reasonable best efforts to cause the KBI Compensation and Benefit Plans in effect at the Effective Time to either be terminated or merged into comparable benefit plans of Peoples as expeditiously as possible following the Effective Time. The Employees of KBI and Kentucky Bank shall continue to participate in the KBI Compensation and Benefit Plans in effect at the Effective Time unless and until Peoples, in its sole discretion, shall determine that the Employees of KBI and Kentucky Bank shall, subject to applicable eligibility requirements, participate in employee benefit plans of Peoples and that all or some of the KBI Compensation and Benefit Plans shall be terminated or merged into certain employee benefit plans of Peoples. Notwithstanding the foregoing, each KBI Employee and Kentucky Bank Employee who becomes an employee of Peoples following the Effective Time (excluding C. Ronald Christmas) shall be entitled to participate thereafter in every Peoples benefit plan generally made available to other similarly-situated employees of Peoples and such continuing employees shall be credited with years of service with KBI and/or Kentucky Bank and, to the extent credit would have been given by KBI or Kentucky Bank for years of service with a predecessor (including any business organization acquired by KBI or Kentucky Bank), years of service with a predecessor of KBI or Kentucky Bank, for purposes of eligibility and vesting (but not for benefit accrual purposes) in the employee benefit plans of Peoples, and shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under the KBI Compensation and Benefit Plans immediately prior to the Effective Time, or to any waiting period relating to such coverage. If, after the Effective Time, Peoples adopts a new plan or program for its employees or executives, then to the extent its employees or executives receive past service credits for any reason, Peoples shall credit similarly-situated employees and executives of KBI and Kentucky Bank with equivalent credit for service with KBI, Kentucky Bank or their respective predecessors, to the extent that years of service credit would have been given by KBI or the appropriate Kentucky Bank for years of service with a predecessor of KBI or Kentucky Bank. The foregoing covenants shall survive the Merger.

         6.03.  SEVERANCE BENEFIT

         On or before the Effective Time, Employees (excluding C. Ronald Christmas, Sandra Tilton and the Directors) of KBI who do not continue as employees of Peoples or one of its Subsidiaries at the Effective Time may receive from KBI, if announced to the Employees of KBI and accrued by KBI prior to the Effective Time, a severance benefit equal to (A) one (1) full month's salary or part time compensation equal to the average of the last three (3) months of employment service; plus (B) one (1) full month's salary or part time compensation equal to the average of the last three (3) months of employment, up to a maximum aggregate of six (6) months, for each three (3) years, on a pro-rata basis, of employment service with KBI on or before December 31, 2001. For eligibility purposes, employees of KBI must be continuously in the employ of KBI from June 30, 2002, to the Effective Time and have had a minimum of one (1) full year of employment service on December 31, 2001, and must not be a party or beneficiary of any change in control or other similar employment agreement with KBI executed on or before June 30, 2002. Payment shall be in lump sum, subject to usual and customary withholding, as soon as practical after the Effective Time.

         6.04.  NASDAQ LISTING

         Peoples shall file a listing application with Nasdaq for the Peoples Shares to be issued to the former holders of KBI Shares in the Merger at the time prescribed by applicable rules and regulations of Nasdaq. In addition, Peoples will use its best efforts to maintain its listing on Nasdaq.

         6.05.  TAKEOVER LAWS

         Peoples shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement and the Merger from the requirements of any Takeover Law and from any provisions under its articles and regulations, as applicable, by action of the Board of Directors of Peoples or otherwise, and (b) assist in any challenge by KBI to the validity, or applicability to the Merger, of any Takeover Law.

         6.06.  NOTIFICATION

         Between the date of this Agreement and the Closing Date, Peoples will promptly notify KBI in writing if Peoples becomes aware of any fact or condition that (a) causes or constitutes a breach of any of Peoples's representations and warranties or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Peoples will promptly notify KBI of (i) the occurrence of any breach of any of Peoples's covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Peoples, to result in a material adverse effect with respect to Peoples.

         6.07.  OFFICERS' AND DIRECTORS' INDEMNIFICATION

          (a) Following the Effective Time, Peoples shall indemnify, defend and hold harmless the present Directors, Officers and Employees of KBI and Kentucky Bank (each, an "Indemnified Party") against costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that KBI or Kentucky Bank is required to indemnify (and advance expenses to) an Indemnified Party under the laws of the jurisdiction of formation or incorporation of KBI or Kentucky Bank, and the articles of incorporation and bylaws of KBI or the governing documents of Kentucky Bank, in each case to the extent applicable to the particular Indemnified Party, as in effect on the date hereof; provided that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the laws of the jurisdiction of formation or incorporation, the articles of incorporation and bylaws of KBI or the governing documents of Kentucky Bank, as appropriate, shall be made by the court in which the claim, action, suit or proceeding was brought or by independent counsel (which shall not be counsel that provides material services to Peoples) selected by Peoples and reasonably acceptable to such Indemnified Party.

          (b) For a period of three (3) years from the Effective Time, Peoples shall use its commercially reasonable efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former Officers and Directors of KBI and Kentucky Bank (determined as of the Effective Time) with respect to claims against such Officers and Directors arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Peoples may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; provided, however that in no event shall Peoples be required to expend more than 150 percent of the current amount expended by KBI (the "Insurance Amount") to maintain or procure such directors' and officers' liability insurance coverage; provided, further that if Peoples is unable to maintain or obtain the insurance called for by this Section 6.07(b), Peoples shall use its commercially reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount; and provided, further, that Officers and Directors of KBI or Kentucky Bank may be required to make application and provide customary representations and warranties to Peoples's insurance carrier for the purpose of obtaining such insurance.

          (c)  Any  Indemnified  Party  wishing to claim  indemnification  under
               Section 6.07(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Peoples thereof; provided that the failure so to notify shall not affect the obligations of Peoples under Section 6.07(a) unless and to the extent that Peoples is actually prejudiced as a result of such failure.


                                  ARTICLE SEVEN
                       FURTHER OBLIGATIONS OF THE PARTIES

         7.01.  KBI STOCK OPTIONS

         Prior to the Effective Time of the Merger, KBI shall take all such actions as may be necessary to cause each unexpired and unexercised KBI Stock Option to be canceled.

         7.02.  COOPERATIVE ACTION

         Subject to the terms and conditions of this Agreement, each of KBI and Peoples agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all further actions and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for KBI and counsel for Peoples, to satisfy all legal requirements of the State of Ohio, the Commonwealth of Kentucky and the United States, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable.

         7.03.  SATISFACTION OF CONDITIONS

         Each of Peoples and KBI shall use its reasonable best efforts in good faith to satisfy all of the conditions to this Agreement and to cause the consummation of the transactions described in this Agreement, including making all applications, notices and filings with Governmental Authorities and Regulatory Authorities and taking all steps to secure promptly all consents, rulings and approvals of Governmental Authorities and Regulatory Authorities which are necessary for the performance by each party of each of its obligations under this Agreement and the transactions contemplated hereby.

         7.04.  CONFIDENTIALITY

         Each of KBI and Peoples agrees that it will not, and will cause it Subsidiaries and representatives not to, use any confidential information obtained pursuant to this Agreement (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Agreement (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (A) was already known to such party, (B) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (C) is disclosed with the prior written approval of the party to which such information pertains, or
(D) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto, to be returned to the party which furnished the same.

         7.05.  PRESS RELEASES

         Neither Peoples nor KBI shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto as to the form and contents of such press release or public announcement, except to the extent that such press release or public announcement may be required by law or Nasdaq rules to be made before such consent can be obtained.

         7.06.  REGISTRATION STATEMENTS

          (a) Peoples agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by Peoples with the SEC in connection with the issuance of Peoples Shares in the Merger (including the KBI Proxy Statement constituting a part thereof and all related documents). KBI agrees to cooperate, and to cause Kentucky Bank to cooperate, with Peoples, its counsel and its accountants, in the preparation of the Registration Statement and the KBI Proxy Statement; and provided that KBI and Kentucky Bank have cooperated as required above, Peoples agrees to file the Registration Statement, which will include the KBI Proxy Statement and a prospectus in respect of the Peoples Shares to be issued in the Merger (together, the "Proxy Statement/Prospectus") with the SEC as promptly as reasonably practicable. Each of KBI and Peoples agrees to use all reasonable efforts to cause the Registration Statement including the Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Peoples also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. KBI agrees to promptly furnish to Peoples all information concerning KBI, Kentucky Bank and the Officers, Directors and shareholders of KBI and Kentucky Bank as may be reasonably requested in connection with the foregoing.

          (b) On November 15, 2002, Peoples filed a registration statement on Form S-3 (the "S-3") with the SEC in connection with the proposed offering and sale of up to 1,380,000 Peoples Shares. KBI agrees to promptly furnish to Peoples all information concerning KBI, Kentucky Bank and the Officers, Directors and shareholders of KBI and Kentucky Bank as may be reasonably requested by Peoples for inclusion in an amendment or supplement to the S-3 to be filed with the SEC.

          (c)  Each  of  KBI  and   Peoples   agrees,   as  to  itself  and  its
               Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed with the SEC and at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, (ii) the S-3 will, at the time each amendment or supplement to the S-3 is filed with the SEC and at the time the S-3 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (iii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, as of the date such KBI Proxy Statement is mailed to shareholders of KBI and up to and including the date of the meeting of KBI's shareholders to which such KBI Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading.

          (d) Each of KBI and Peoples agrees, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement, the S-3 and the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement, the S-3 and the Proxy Statement/Prospectus.

          (e) Peoples agrees to advise KBI, promptly after Peoples receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Peoples Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         7.07.  REGULATORY APPLICATIONS

         Peoples and its Subsidiaries shall use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. KBI shall have the right to review in advance, and to the extent practicable, will consult with and cooperate with Peoples in the preparation of all material written information submitted to any third party or any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement, in each case subject to applicable laws relating to the exchange of information, and KBI shall be provided such written information in advance so as to reasonably exercise its right to review the same in advance. In exercising the foregoing right, KBI agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated hereby. Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its Subsidiaries to any third party or Governmental or Regulatory Authority.

         7.08.  SUPPLEMENTAL ASSURANCES

          (a) On the date the Registration Statement becomes effective and on the Closing Date, KBI shall deliver to Peoples a certificate signed by its principal executive officer and its principal financial officer to the effect that, to such officers' knowledge, the information contained in the Registration Statement relating to the business, financial condition and affairs of KBI and Kentucky Bank, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (b) On the date the Registration Statement becomes effective and on the Closing Date, Peoples shall deliver to KBI a certificate signed by its chief executive officer and its chief financial officer to the effect that, to such officers' knowledge, the Registration Statement (other than the information contained therein relating to the business, financial condition and affairs of KBI and Kentucky Bank) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.


                                  ARTICLE EIGHT
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

         8.01.  CONDITIONS TO THE OBLIGATIONS OF PEOPLES

         The obligations of Peoples under this Agreement shall be subject to the satisfaction, or written waiver by Peoples prior to the Closing Date, of each of the following conditions precedent:

          (a) The representations and warranties of KBI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except (i) that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date and (ii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on KBI or Kentucky Bank; and Peoples shall have received a certificate, dated the Closing Date, signed on behalf of KBI by the chief executive officer and the chief financial officer of KBI to such effect.

          (b) KBI shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing, and Peoples shall have received a certificate, dated the Closing Date, signed on behalf of KBI by the chief executive officer and the chief financial officer of KBI to such effect.

          (c) Holders of KBI Shares who exercise dissenters' rights in accordance with the requirements of Section 271B.13 of the KBCA shall not hold more than ten percent (10%) of the issued and outstanding KBI Shares immediately prior to the Effective Time.

          (d) Peoples shall have received the written opinion of Vorys, Sater, Seymour and Pease LLP ("VSSP"), dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. In rendering its opinion, counsel to Peoples will require and rely upon representations contained in letters from Peoples and KBI.

          (e) Peoples shall have received the written opinion of Bracewell & Patterson, L.L.P., counsel to KBI, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion: (i) KBI is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky; (ii) Kentucky Bank is a banking corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky; (iii) KBI is a registered bank holding company under the BHCA; (iv) this Agreement has been duly approved by the Board of Directors of KBI and duly adopted by the shareholders of KBI and no further corporate proceedings are required to authorize the transactions contemplated by this Agreement; (v) this Agreement has been duly executed by KBI and constitutes a binding obligation on KBI enforceable in accordance with its terms against KBI, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles, regardless of whether enforceability is considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing; (vi) the execution and delivery of this Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles of incorporation, bylaws or other governing documents of KBI or Kentucky Bank; (vii) KBI has the full corporate power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement; (viii) KBI and Kentucky Bank have the full corporate power and authority to own their respective properties and to carry on their respective businesses as presently conducted; (ix) upon the filing of a certificate of merger with the Ohio Secretary of State and the filing of articles of merger with the Kentucky Secretary of State, the Merger shall become effective in accordance with the terms thereof; (x) such counsel knows of no pending or threatened actions, suits, proceedings, claims or investigations which would prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof; and (xi) the KBI Shares and the issued and outstanding shares of capital stock of Kentucky Bank have been duly authorized and validly issued, and there are no options, commitments or other agreements under which any person can cause KBI Shares or shares of capital stock of Kentucky Bank to be issued.

          (f) Peoples shall have received a copy of a statement, issued by KBI pursuant to Section 1.897-2(h) of the regulations issued under the Code, certifying that the KBI Shares are not an U.S. real property interest and dated not more than thirty days prior to the Closing Date.

          (g) KBI shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of KBI or Kentucky Bank under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

          (h) The Shareholders' Equity of KBI as of the month-end preceding the month in which the Closing occurs (the "Closing Shareholders' Equity") shall not be less than $17,425,000; provided, however, that merger-related charges (including the amount of all payments to C. Ronald Christmas set forth on Section 8.01(h) of the KBI Disclosure Schedule) and FAS 115 adjustments shall be removed to determine the Closing Shareholders' Equity for purposes of this
               Section 8.01(h).

          (i) The aggregate of all expenses, including, without limitation, legal and accounting fees and fees payable to Alex Sheshunoff & Co., incurred by KBI and Kentucky Bank relating to this Agreement and the transactions contemplated hereby, shall not be greater than $500,000 as of the Closing Date.

          (j) The Employment Agreement, dated as of the date hereof, by and between C. Ronald Christmas and Peoples Bank, National Association, shall continue to be in effect as of the Closing Date.

          (k) The Christmas Employment Agreement shall continue to be in effect as of the Closing Date.

         8.02.  CONDITIONS TO THE OBLIGATIONS OF KBI

         The obligations of KBI under this Agreement shall be subject to satisfaction, or written waiver by KBI prior to the Closing Date, of each of the following conditions precedent:

          (a) The representations and warranties of Peoples set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except (i) that representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date and (ii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on Peoples and its Subsidiaries taken as a whole; and KBI shall have received a certificate, dated the Closing Date, signed on behalf of Peoples by the chief executive officer and the chief financial officer to such effect.

          (b) Peoples shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing, and KBI shall have received a certificate, dated the Closing Date, signed on behalf of Peoples by the chief executive officer and the chief financial officer to such effect.

          (c) KBI shall have received a letter from Alex Sheshunoff & Co., dated as of the date of the KBI Proxy Statement, to the effect that, in its opinion as of such date, the consideration to be received by the KBI shareholders in the Merger is fair to the shareholders of KBI from a financial point of view.

          (d) KBI shall have received the written opinion of VSSP, dated the Closing Date, to the effect that, on the basis of facts and representations set forth in such opinion, (i) the Merger constitutes a tax-free reorganization within the meaning of
               Section 368(a)(1)(A) of the Code, (ii) no gain or loss will be recognized by shareholders of KBI who exchange their KBI Shares solely for Peoples Shares, other than the gain or loss to be recognized as to cash received in lieu of fractional Peoples Share interests, and the tax basis of such shareholders in their KBI Shares will be carried over for tax purposes to the Peoples Shares received in exchange therefor, (iii) shareholders of KBI who receive solely cash in exchange for their KBI Shares will be treated as having received such payments as distributions in redemption of their KBI Shares, subject to the provisions and limitations of Section 302 of the Code, and (iv) gain will be recognized by shareholders of KBI who receive both Peoples Shares and cash in exchange for their KBI Shares, but not in excess of the amount of cash received. In rendering its opinion, counsel to Peoples will require and rely upon representations contained in letters from KBI and Peoples.

          (e) KBI shall have received the written opinion of VSSP, counsel to Peoples, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Peoples is a corporation validly existing and in good standing under the laws of the State of Ohio; (ii) Peoples is a registered bank holding company under the BHCA; (iii) this Agreement has been duly approved by the Board of Directors of Peoples and no further corporate proceedings of Peoples are required to authorize the transactions contemplated by this Agreement; (iv) this Agreement has been duly executed by Peoples and constitutes the binding obligation of Peoples, enforceable in accordance with its terms against Peoples, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; (v) the execution and delivery of this Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles or regulations of Peoples; (vi) Peoples has the full corporate power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement; (vii) the Peoples Shares to be issued as Merger Shares, when issued, shall be duly authorized, fully paid and non-assessable; and (viii) upon the filing of a certificate of merger with the Ohio Secretary of State and the filing of articles of merger with the Kentucky Secretary of State, the Merger shall become effective in accordance with the terms thereof.

          (f) Peoples shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

         8.03.  MUTUAL CONDITIONS

         The obligations of KBI and Peoples under this Agreement shall be subject to the satisfaction, or written waiver by Peoples and KBI prior to the Closing Date, of each of the following conditions precedent:

          (a) The shareholders of KBI shall have duly adopted this Agreement by the required vote.

          (b) All approvals of Governmental Authorities and Regulatory Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain any conditions, restrictions or requirements which Peoples reasonably determines would either before or after the Effective Time (i) have a material adverse effect on Peoples and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger; or (ii) prevent Peoples from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby which Peoples currently anticipates obtaining.

          (c)  No  temporary   restraining   order,   preliminary  or  permanent
               injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No Governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, threatened, commenced a proceeding with respect to or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) prohibiting or delaying consummation of the transactions contemplated by this Agreement.

          (d) The Registration Statement shall have become effective under the Securities Act and no stop-order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

          (e) Peoples shall have received all state securities and "blue sky" permits and other authorizations and approvals necessary to consummate the Merger and the transactions contemplated hereby and no order restraining the ability of Peoples to issue Peoples Shares pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or threatened by any state securities administrator.

          (f) The Peoples Shares to be issued in the Merger shall have been approved for listing on Nasdaq subject to official notice of issuance.


                                  ARTICLE NINE
                                     CLOSING

         9.01.  CLOSING

         The closing (the "Closing") of the transactions contemplated by this Agreement shall be held at the offices of Peoples, 138 Putnam Street, Marietta, Ohio, commencing at 10:00 a.m., local time, on (a) the date designated by Peoples, which date shall not be earlier than the third business day to occur after the last of the conditions set forth in Article Eight shall have been satisfied or waived in accordance with the terms of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) or later than the last business day of the month in which such third business day occurs; provided, no such election shall cause the Closing to occur on a date after that specified in Section 11.01(b)(i) of this Agreement or after the date or dates on which any Governmental or Regulatory Authority approval or any extension thereof expires, or (b) such other date to which the parties agree in writing. The date of the Closing is sometimes herein called the "Closing Date."

         9.02.  CLOSING TRANSACTIONS REQUIRED OF PEOPLES

         At the Closing, Peoples shall cause all of the following to be delivered to KBI:

          (a) A certificate of merger duly executed by Peoples in accordance with Section 1701.81 of the OGCL and in appropriate form for filing with the Ohio Secretary of State.

          (b)  Articles of merger duly  executed by Peoples in  accordance  with
               Section 271B.11-050 of the KBCA and in appropriate form for filing with the Kentucky Secretary of State.

          (c)  The  certificates of Peoples  contemplated by Section 8.02(a) and
               (b) of this Agreement.

          (d) Copies of resolutions adopted by the directors of Peoples, approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or assistant secretary of Peoples, dated as of the Closing Date, and certifying (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

          (d) The opinions of counsel to Peoples contemplated by Sections 8.02(c) and 8.02(d) of this Agreement.

         9.03.  CLOSING TRANSACTIONS REQUIRED OF KBI

         At the Closing, KBI shall cause all of the following to be delivered to
Peoples:

          (a) A certificate  of merger duly  executed by KBI in accordance  with
     Section 1701.81 of the OGCL and in appropriate form for filing with the Ohio Secretary of State.

          (b) A certificate  of merger duly  executed by KBI in accordance  with
     Section 271B.11-050 of the KBCA and in appropriate form for filing with the Kentucky Secretary of State.

          (c) The certificates of KBI contemplated by Sections 8.01(a) and (b) of this Agreement.

          (d) Copies of all resolutions adopted by the directors and the shareholders of KBI approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or the assistant secretary of KBI, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

          (e) The opinion of counsel to KBI contemplated by Section 8.01(e) of this Agreement. (f) The agreements referred to in Section 5.06 from each Rule 145 Affiliate.


                                   ARTICLE TEN
            NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         10.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         The representations, warranties and covenants of Peoples and KBI set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Sections 6.02, 6.03, 6.07, 7.04, this Article Ten and Article Twelve); except that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Peoples (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either KBI or Peoples.


                                 ARTICLE ELEVEN
                                   TERMINATION

         11.01. TERMINATION

         This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether prior to or after this Agreement has been adopted by the shareholders of KBI:

          (a) By mutual written agreement of KBI and Peoples duly authorized by action taken by or on behalf of their respective Boards of Directors;

          (b) By either KBI or Peoples upon written notification to the non-terminating party by the terminating party:

               (i) at any time after June 30, 2003, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

               (ii) if the  shareholders  of KBI  shall  not have  adopted  this
                    Agreement (the "KBI Shareholders' Adoption") by reason of the failure to obtain the requisite vote upon a vote held at a KBI Meeting, or any adjournment thereof; or

               (iii)the approval of any  Governmental  or  Regulatory  Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental or Regulatory Authority.

         (c) By Peoples by providing written notice to KBI:

               (i) if prior to the Closing Date, any representation and warranty of KBI shall have become untrue such that the condition set forth at Section 8.01(a) would not be satisfied and which breach has not been cured within 30 days following receipt by KBI of written notice of breach or is incapable of being cured during such time period;

               (ii) if KBI shall have failed to comply in any  material  respect with any covenant or agreement on the part of KBI contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 days following receipt by KBI of written notice of such failure to comply or is incapable of being cured during such time period; or

               (iii) If the Average Share Price is greater than $35.00.

         (d) By KBI by providing written notice to Peoples:

               (i) if prior to the Closing Date, any representation and warranty of Peoples shall have become untrue such that the condition set forth at Section 8.02(a) would not be satisfied and which breach has not been cured within 30 days following receipt by Peoples of written notice of breach or is incapable of being cured during such time period;

               (ii) if  Peoples  shall  have  failed to  comply in any  material respect with any covenant or agreement on the part of Peoples contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 days following receipt by Peoples of written notice of such failure to comply or is incapable of being cured during such time period;

              (iii) if the Board of Directors of KBI  determines  in good faith, based upon advice from independent counsel, that termination of this Agreement is required for the Board of Directors of KBI to comply with its fiduciary duties to shareholders imposed by law by reason of an Acquisition Proposal having been made and provided KBI complied with its obligations under Section 5.04 and provided further that KBI's ability to terminate pursuant to this subsection (d)(iii) is conditioned upon the prior payment by KBI to Peoples of any amounts owed by KBI to Peoples pursuant to Section 11.02(b); or

               (iv) If the Average Share Price is less than $21.00.

         11.02. EFFECT OF TERMINATION.

          (a) If this Agreement is validly terminated by either KBI or Peoples pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either KBI or Peoples, except (i) that the provisions of Sections 5.04, 7.04, 7.05 and 12.07 and this Section 11.02 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below.

          (b)  If this  Agreement  is  terminated  by KBI  pursuant  to  Section
               11.01(d)(iii) above, then KBI shall pay promptly (and in any event within five (5) business days after such termination) to Peoples a termination fee in the amount of $1,500,000, payable in cash, in addition to any other remedy available to Peoples at law or in equity.


                                 ARTICLE TWELVE
                                  MISCELLANEOUS

         12.01. NOTICES

         All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All notices thereunder shall be delivered to the following addresses:

                  If to KBI, to:

                  Kentucky Bancshares Incorporated
                  _________________________________
                  _________________________________
                  Attention:  _____________________
                  Facsimile Number:  ______________

                  with a copy to:

                  Joseph M. Ford
                  Bracewell & Patterson, L.L.P.
                  111 Congress Avenue, Suite 2300
                  Austin, Texas 78701
                  Facsimile Number:  (512) 479-3906
                  Email address:  Jford@bracepatt.com

                  If to Peoples, to:

                  Peoples Bancorp Inc.
                  138 Putnam Street
                  Marietta, Ohio 45750
                  Attention: Charles R. Hunsaker, Esq., General Counsel Facsimile Number: (740) 376-7277

                  with a copy to:

                  Vorys, Sater, Seymour and Pease LLP
                  52 East Gay Street
                  P.O. Box 1008 Columbus, OH 43216-1008
                  Attention:  Charles S. DeRousie, Esq.
                  Facsimile Number:  (614) 719-4687

Any party to this Agreement may, by notice given in accordance with this Section 12.01, designate a new address for notices, requests, demands and other communications to such party.

         12.02. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

         12.03. ENTIRE AGREEMENT

         This Agreement (including each exhibit and schedule provided pursuant hereto) represents the entire agreement between the parties hereto in respect of the subject matter of this Agreement and supersedes any and all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement.

         12.04. SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

         12.05. CAPTIONS

         The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

         12.06. GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

         12.07. PAYMENT OF FEES AND EXPENSES

         Except as otherwise agreed in writing, each party hereto shall pay all costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein, except that printing and mailing expenses shall be shared equally between KBI and Peoples. All fees to be paid to Governmental and Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by Peoples.

         12.08. AMENDMENT

         From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the Boards of Directors of the Constituent Corporations; except that after the KBI Meeting, this Agreement may not be amended if it would violate the OGCL, the KBCA or the federal securities laws.

         12.09. WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

         12.10. DISCLOSURE SCHEDULES

         In the event of any inconsistency between the statements in the body of this Agreement and those in the KBI Disclosure Schedule or the Peoples Disclosure Schedule (other than an exception expressly set forth therein with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         12.11. NO THIRD-PARTY RIGHTS

         Except as specifically set forth herein, nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         12.12. WAIVER OF JURY TRIAL

         Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         12.13. SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of Peoples Bancorp Inc. and Kentucky Bancshares Incorporated to be effective as of the date set forth in the first paragraph above.

ATTEST:                       PEOPLES BANCORP INC.


CHARLES R. HUNSAKER           By: ROBERT E. EVANS
----------------------            ---------------------------------------------
General Counsel                   Printed Name: Robert E. Evans
                                  Title:  President and Chief Executive Officer


ATTEST:                        KENTUCKY BANCSHARES INCORPORATED


SANDRA F. TILTON               By: C. RONALD CHRISTMAS
-----------------------            --------------------------------------------
Secretary                          Printed Name: C. Ronald Christmas
                                   Title: President and Chief Executive Officer

                                    EXHIBIT A
                         TO AGREEMENT AND PLAN OF MERGER


____________, 200__


Peoples Bancorp Incorporated
138 Putnam Street
Marietta, Ohio 45750
Attention:


Gentlemen:

         I have been advised that, as of the date hereof, I may be deemed to be an "affiliate" of Kentucky Bancshares Incorporated, a Kentucky corporation ("KBI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of November ____, 2002 (the "Merger Agreement"), by and between KBI and Peoples Bancorp Inc., an Ohio corporation ("Peoples"), KBI will be merged (the "Merger") with and into Peoples and the name of the surviving corporation will be Peoples Bancorp Inc., an Ohio corporation (the "Surviving Corporation").

         As used herein, "KBI Common Shares" means the Common Shares, no par value, of KBI and "Surviving Corporation Common Shares" means the Common Shares, without par value, of the Surviving Corporation.

         I represent, warrant and covenant to the Surviving Corporation that in the event I receive any Surviving Corporation Common Shares as a result of the
Merger:

                  A. I shall not make any sale, transfer or other disposition of any Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger in violation of the 1933 Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) to the extent I felt necessary, with my counsel or counsel for KBI.

                  C. I have been advised that the issuance of Surviving Corporation Common Shares to me pursuant to the Merger has been or will be registered with the Commission under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of KBI, I may be deemed to be an affiliate of KBI, the distribution by me of any Surviving Corporation Common Shares acquired by me in the Merger will not be registered under the 1933 Act and that I may not sell, transfer or otherwise dispose of any Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger unless (i) such sale, transfer or other disposition has been registered under the 1933 Act,
         (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the 1933 Act, or (iii) in the opinion of counsel reasonably acceptable to the Surviving Corporation, such sale, transfer or other disposition is otherwise exempt from registration under the 1933 Act.

                  D. I understand that the Surviving Corporation is under no obligation to register under the 1933 Act the sale, transfer or other disposition by me or on my behalf of any Surviving Corporation Common Shares acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to the Surviving Corporation's transfer agent with respect to Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) and that there will be placed on the certificates for the Surviving Corporation Common Shares acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:

                  "The common shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated November ____, 2002 between the registered holder hereof and the issuer of the certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefor."

                  F. I also understand that unless the transfer by me of my Surviving Corporation Common Shares has been registered under the 1933 Act or is a sale made in conformity with the provisions of Rule 145, the Surviving Corporation reserves the right to put the following legend on the certificates issued to my transferee:

                  "The common shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such common shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to the Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Surviving Corporation, to the effect that such legends are not required for purposes of the 1933 Act.

         I further represent to and covenant with KBI and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any KBI Common Shares and that I will not sell, transfer or otherwise dispose of any Surviving Corporation Common Shares (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of post-Merger combined operations of KBI and Peoples have been published by the Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that KBI and the Surviving Corporation will give stop transfer instructions to their respective transfer agents in order to prevent the breach of the representations, warranties and covenants made by me in this paragraph.

                                Very truly yours,




                                ----------------------------------------------
                                Printed Name:
                                             ---------------------------------

Accepted this _____ day of
____________, 200__



By:
   ----------------------------------------------
Printed Name:
             ------------------------------------
Title:
      -------------------------------------------

                      Exhibits and Disclosure Schedules to
                          Agreement and Plan of Merger,
                         dated as of November 29, 2002,
                                 by and between
                              Peoples Bancorp Inc.
                                       and
                        Kentucky Bancshares Incorporated


1. Exhibit A - Form of Affiliate Letter Restricting Resale of Securities

2. Representations and Warranties Disclosure Schedule of Kentucky Bancshares Incorporated.

3. Updated Representations and Warranties Disclosure Schedule of Kentucky Bancshares Incorporated.

4. Representations and Warranties Disclosure Schedule of Peoples Bancorp Inc.